SENIOR SECURED REVOLVING CREDIT AGREEMENT

                           Dated as of August 31, 2001

                                      among

                         MIDWEST EXPRESS Holdings, INC.,
                                  as Borrower,

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

                                       and

                         U.S. BANK National Association,
                            d/b/a FIRSTAR BANK, N.A.

                                    as Agent

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1   DEFINITIONS.......................................................1

    1.1     Definitions.......................................................1

    1.2     Other Definitional Provisions....................................20

    1.3     Accounting Terms and Determinations..............................21

SECTION 2   CREDIT FACILITIES................................................21

    2.1     Revolving Loans..................................................21

    2.2     Letter of Credit Subfacility.....................................23

    2.3     Swing Line Loans.................................................26

SECTION 3   OTHER PROVISIONS RELATING TO CREDIT FACILITIES...................27

    3.1     Default Rate.....................................................27

    3.2     Extension and Conversion.........................................28

    3.3     Reductions in Commitments and Prepayments........................28

    3.4     Fees ............................................................29

    3.5     Capital Adequacy.................................................30

    3.6     Inability To Determine Interest Rate.............................31

    3.7     Illegality.......................................................31

    3.8     Requirements of Law..............................................31

    3.9     Taxes............................................................33

    3.10    Indemnity........................................................34

    3.11    Pro Rata Treatment...............................................34

    3.12    Sharing of Payments..............................................35

    3.13    Place and Manner of Payments.....................................36

    3.14    Indemnification: Nature of Issuing Lender's Duties...............36

SECTION 4   CONDITIONS.......................................................38

    4.1     Conditions to Closing Date.......................................38

    4.2     Conditions to All Extensions of Credit...........................41

SECTION 5   REPRESENTATIONS AND WARRANTIES...................................41

    5.1     Organization and Qualification...................................41

    5.2     Financial Statements.............................................42

    5.3     Authorization; Enforceability....................................42


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                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page

    5.4     Absence of Conflicting Obligations...............................42

    5.5     Taxes............................................................42

    5.6     Absence of Litigation............................................43

    5.7     Accuracy of Information..........................................43

    5.8     Title to Property................................................43

    5.9     ERISA............................................................43

    5.10    Fiscal Year......................................................43

    5.11    Compliance With Laws.............................................43

    5.12    Regulation U.....................................................43

    5.13    Subsidiaries.....................................................44

    5.14    Organization and Ownership of Subsidiaries.......................44

    5.15    Full Disclosure..................................................44

    5.16    Absence of Default...............................................44

    5.17    Environmental Matters............................................44

    5.18    Use of Proceeds..................................................45

    5.19    Solvency.........................................................45

    5.20    Holding Company; Investment Company..............................45

SECTION 6   AFFIRMATIVE COVENANTS............................................46

    6.1     Payment..........................................................46

    6.2     Corporate Existence; Properties; Insurance.......................46

    6.3     Licenses.........................................................46

    6.4     Reporting Requirements...........................................46

    6.5     Taxes............................................................47

    6.6     Inspection of Properties and Records.............................47

    6.7     Reference in Financial Statements................................47

    6.8     Compliance with Laws.............................................48

    6.9     Compliance with Agreements.......................................48

    6.10    Notices..........................................................48

    6.11    Leverage Ratio...................................................49

    6.12    Fixed Charge Coverage Ratio......................................49

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
                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page

    6.13    Net Worth........................................................49

    6.14    Further Assurances...............................................49

SECTION 7   NEGATIVE COVENANTS...............................................50

    7.1     Liens............................................................50

    7.2     Indebtedness.....................................................50

    7.3     Consolidation or Merger..........................................50

    7.4     Disposition of Assets............................................50

    7.5     Sale and Leaseback...............................................51

    7.6     Investments......................................................51

    7.7     Restricted Payments..............................................51

    7.8     Transactions with Affiliates.....................................51

    7.9     Loans and Advances...............................................51

    7.10    Guarantees.......................................................51

    7.11    Subsidiaries.....................................................51

    7.12    Maximum Loan Amount..............................................52

SECTION 8   EVENTS OF DEFAULT................................................52

SECTION 9   AGENCY PROVISIONS................................................55

    9.1     Appointment......................................................55

    9.2     Delegation of Duties.............................................55

    9.3     Exculpatory Provisions...........................................55

    9.4     Reliance on Communications.......................................56

    9.5     Notice of Default................................................56

    9.6     Non-Reliance on Agent and Other Lenders..........................56

    9.7     Indemnification..................................................57

    9.8     Agent in its Individual Capacity.................................57

    9.9     Successor Agent..................................................57

    9.10    Duty of Care.....................................................58

SECTION 10  MISCELLANEOUS....................................................58

    10.1    Amendments, Waivers and Release of Collateral....................58

    10.2    Notices..........................................................59

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
                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page

    10.3    No Waiver; Cumulative Remedies...................................60

    10.4    Survival of Representations and Warranties.......................60

    10.5    Payment of Expenses and Taxes....................................60

    10.6    Successors and Assigns; Participations; Purchasing Lenders.......61

    10.7    Set-off..........................................................64

    10.8    Disclosure.......................................................64

    10.9    Termination of Existing Credit Agreement.........................64

    10.10   Table of Contents and Section Headings...........................65

    10.11   Counterparts.....................................................65

    10.12   Severability.....................................................65

    10.13   Integration......................................................65

    10.14   Governing Law....................................................65

    10.15   Consent to Jurisdiction and Venue................................65

    10.16   Confidentiality..................................................65

    10.17   Acknowledgments..................................................66

    10.18   Waivers of Jury Trial............................................66

    10.19   Limitation of Liability..........................................66

                    SENIOR SECURED REVOLVING CREDIT AGREEMENT

         THIS SENIOR SECURED REVOLVING CREDIT AGREEMENT, dated as of August 31, 2001 (the "Credit Agreement"), is by and among MIDWEST EXPRESS HOLDINGS, INC. (the "Borrower"), the several lenders identified on the signature pages hereto and such other lenders as may from time to time become a party hereto (each a "Lender" and collectively, the "Lenders"), and U.S. BANK NATIONAL ASSOCIATION, d/b/a FIRSTAR BANK, N.A., as agent for the Lenders (in such capacity, the "Agent").

                                 R E C I T A L S

         WHEREAS, the Borrower is party to a Credit Agreement dated September 27, 1995 (as amended by a First Amendment to Credit Agreement dated May 30, 1996, a Second Amendment to Credit Agreement dated April 30, 1997, a Third Amendment to Credit Agreement dated August 1, 1998 and a Fourth Amendment to Credit Agreement dated April 18, 2001, the "Existing Credit Agreement"); and

         WHEREAS, the Borrower wishes to terminate the Existing Credit Agreement and enter into a new credit agreement with the Lenders pursuant to which the Lenders will provide a total of $55,000,000 in revolving credit facilities for the purposes hereinafter set forth; and

         WHEREAS, the Lenders have agreed to make the requested credit facilities available to the Borrower on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   SECTION 1

                                   DEFINITIONS

         1.1 Definitions. As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

         "AAL Loan" means the outstanding principal balance of the loan evidenced by the AAL Note.

         "AAL Note" means the Mortgage Note, dated March 26, 1996, issued by Chocolate Chip Limited Partnership to the order of Aid Association for Lutherans in the original principal amount of $3,625,000.00, as assumed by Midwest Express Airlines pursuant to an Assumption Agreement among Chocolate Chip Limited Partnership, Midwest Express Airlines and Aid Association for Lutherans dated as of September 2, 1997, in the form provided to the Agent prior to the Closing Date.

         "AAL Mortgage and Security Agreement" means the Real Estate Mortgage and Security Agreement, dated March 26, 1996, between Chocolate Chip Limited Partnership and Aid Association for Lutherans, as assumed by Midwest Express Airlines pursuant to an Assumption Agreement among Chocolate Chip Limited Partnership, Midwest Express Airlines and Aid Association for Lutherans dated as of September 2, 1997, in the form provided to the Agent prior to the Closing Date.

         "AAL Reserve" means (i) prior to the date when the Borrower shall have satisfied each of the requirements set forth in subsection (b) of the third sentence of Section 6.14, the aggregate amount of the AAL Loan and the AAL Prepayment Premium, and (ii) on and after the date when the Borrower shall have satisfied each of the requirements set forth in subsection (b) of the third sentence of Section 6.14, the amount of $0.00.

         "AAL Prepayment Premium" means as of any date, the amount of the premium, if any, that would be payable in respect of a prepayment of the AAL Loan on such date.

         "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding ten percent (10%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means Firstar as administrative agent in such capacity hereunder, and any successors and assigns in such capacity.

         "Aggregate Revolving Committed Amount" means the aggregate amount of all of the Revolving Commitments in effect from time to time.

         "Aircraft Security Agreement" means that certain Aircraft Security Agreement, dated as of the Closing Date, among Midwest Express Airlines and the Agent, as amended or modified from time to time.

         "Applicable Percentage" means, for any day, the rate per annum set forth opposite the applicable pricing level then in effect as shown on Schedule 2.1(d), it being understood that the Applicable Percentage for (i) Eurodollar Loans shall be the percentage set forth under the columns "Applicable Percentage for Eurodollar Loans," (ii) the Letter of Credit Fee shall be the percentage set forth under the column "Applicable Percentage for Letter of Credit Fee," and
(iii) the Unused Facility Fee shall be the percentage set forth under the column "Applicable Percentage for Unused Facility Fee." The Applicable Percentage shall, in each case, be determined and adjusted quarterly by the Agent as soon as practicable (but in any event within 5 days) after delivery of the annual or quarterly financial information required by Section 6.4 (each an "Interest Determination Date") based on the information contained in such financial information, with the first such determination and adjustment hereunder to be made upon the Agent's receipt of financial information for the quarter ended September 30, 2001. Such

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

Applicable Percentage shall be effective from an Interest Determination Date until the next such Interest Determination Date. The Agent shall determine the appropriate pricing level promptly upon its receipt of the foregoing financial information and promptly notify the Borrower and the Lenders of any change thereof. Such determinations by the Agent shall be conclusive absent manifest error. The initial Applicable Percentages shall be based on pricing level 3. If the Borrower fails to deliver timely the financial information required by
Section 6.4, then for the period commencing on the date such information was due through the date that is five days after the date on which such information is delivered, the Applicable Percentages shall be based on pricing level 3. The term "pricing level" shall be as referenced in Schedule 2.1(d).

         "Appraisal Value" means, with respect to Eligible DC-9 Aircraft or Eligible Other Aircraft, the value established by the appraisal delivered by the Borrower pursuant to Section 4.1(k).

         "Base Rate" means, for any day, the per annum rate of interest established from time to time by the Agent at its principal office in Minneapolis, Minnesota as its prime rate. Any change in the interest rate resulting from a change in the Base Rate shall become effective as of 12:01 a.m. (Minneapolis, Minnesota time) of the Business Day on which each change in the Base Rate is announced by the Agent. The Base Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

         "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

         "Borrower(s)" is defined in the Preamble.

         "Borrower's Compliance Certificate" means a certificate substantially in the form of Exhibit 4.1(m) attached hereto.

         "Borrowing Base" means the sum of (i) 51% of Appraisal Value of Eligible DC-9 Aircraft and (ii) 75% of Appraisal Value of Eligible Other Aircraft.

         "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit 4.1(l) attached hereto.

         "Borrowing Date" means in respect of any Loan, the date such Loan is made.

         "Business" is defined in Section 5.17(b).

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Wisconsin are closed, except that, when used in connection with a rate determination, borrowing or payment in respect of a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England.

         "Calculation Date" is defined in the definition of Interbank Offered Rate.

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

         "Capital Expenditures" means all expenditures which in accordance with GAAP would be classified as capital expenditures, including, without limitation, Capital Lease Obligations.

         "Capital Lease" means any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

         "Capital Lease Obligations" means the capital lease obligations relating to a Capital Lease determined in accordance with GAAP.

         "Card Processor" means U.S. Bank National Association in its capacity as "Bank" under the Card Processing Agreement.

         "Card Processing Agreement" means that certain Agreement, having an effective date of May 6, 1999, between Card Processor and Midwest Express Airlines, as such Agreement exists on the Closing Date.

         "Closing Date" means the first date on which all of the conditions set forth in Section 4.1 have been satisfied.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means Collateral as defined in any of the Parent Security Agreement, the Subsidiary Security Agreement, the Aircraft Security Agreement, the Parent Pledge Agreement, and the Subsidiary Pledge Agreement.

         "Commitment" means the Revolving Commitment and the LOC Commitment, individually or collectively, as appropriate.

         "Commitment Percentage" means the Revolving Commitment Percentage and/or the LOC Commitment Percentage, as appropriate.

         "Commitment Transfer Supplement" means a Commitment Transfer Supplement, substantially in the form of Exhibit 10.6(c).

         "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

         "Consolidated EBITDAR" means for any period, the aggregate of the sum of Consolidated Net Income plus Consolidated Interest Expense plus all provisions for any federal, state or other income taxes for such period plus depreciation, amortization and other noncash charges for the Borrower on a consolidated basis for such period plus rental expense for aircraft for such period, determined in each case in accordance with GAAP applied on a consistent basis (except the asset impairment charge from June 30, 2001 shall be excluded from the computation of Consolidated Net Income hereunder). Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

         "Consolidated Fixed Charges" means for any period, the aggregate of the sum of Consolidated Interest Expense plus all provisions for any federal, state or other income taxes for such period plus rental expense for aircraft for such period plus scheduled amortization of long-term debt for such period plus dividends on capital stock for such period, determined in each case in accordance with GAAP applied on a consistent basis.

         "Consolidated Funded Debt" means Funded Debt of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis, minus cash on hand in excess of $10,000,000.

         "Consolidated Interest Expense" means for any period, all interest expense, including the amortization of debt discount and premium, the interest and principal component under Capital Leases for the Borrower and its Subsidiaries for such period on a consolidated basis determined in accordance with GAAP applied on a consistent basis. The applicable period shall be for the four consecutive quarters ending as of the last date of such period.

         "Consolidated Net Income" means for any period, the net income of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis. The applicable period shall be for the four consecutive quarters ending on the date of computation, unless otherwise expressly stated herein.

         "Credit Documents" means this Credit Agreement, the Notes, the Guaranty, the Parent Security Agreement, the Subsidiary Security Agreement, the Aircraft Security Agreement, the Parent Pledge Agreement, the Subsidiary Pledge Agreement, any Letter of Credit Document, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

         "Customer" means and includes the account debtor with respect to any of the accounts receivables or the prospective purchaser with respect to any contract right or any party who enters into or proposes to enter into any contract or other arrangement with the Borrower, pursuant to which the Borrower is to deliver any personal property or perform any services.

         "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Defaulting Lender" means at any time, any Lender that, at such time
(a) has failed to make a Loan or advance required pursuant to the terms of this Credit Agreement, including the funding of a Participation Interest in accordance with the terms hereof, (b) has failed to pay to the Agent or any Lender an amount in excess of $50,000 owed by such Lender pursuant to the terms of this Credit Agreement within 10 days after written demand therefor is made to such Lender , or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

         "Dollars" and "$" means dollars in lawful currency of the United States of America.

         "Domestic Lending Office" means the office or branch of the Lender identified on Schedule 10.2, or such other office or branch as the Lender may identify by written notice to the Borrower and the Agent.

         "Eligible DC-9 Aircraft" means McDonnell Douglas DC-9 series 10 and DC-9 series 30 aircraft and engines listed on Schedule 1.1 that meet these specifications:

                  (i) it is owned by one or more of the Borrower and the Guarantors free of all Liens (other than the Lien of the Agent for the benefit of the Lenders and any Lien permitted by subsections (iii),
         (iv) and (xiii) of the definition of "Permitted Liens");

                  (ii) no FAA filing is on file covering its products or proceeds (other than those of the Agent for the benefit of the Lenders and those permitted by subsections (iii), (iv) and (xiii) of the definition of "Permitted Liens");

                  (iii) it is in good condition;

                  (iv) the Agent shall have a first priority perfected Lien thereon for the benefit of the Lenders; and

         "Eligible Other Aircraft" means aircraft and engines listed on Schedule
1.1 other than Eligible DC-9 Aircraft that meet these specifications:

                  (i) it is owned by one or more of the Borrower and the Guarantors free of all Liens (other than the Lien of the Agent for the benefit of the Lenders and any Lien permitted by subsections (iii),
         (iv) and (xiii) of the definition of "Permitted Liens");

                  (ii) no FAA filing is on file covering its products or proceeds (other than those of the Agent for the benefit of the Lenders and those permitted by subsections (iii), (iv) and (xiii) of the definition of "Permitted Liens");

                  (iii) it is in good condition;

                  (iv) the Agent shall have a first priority perfected Lien thereon for the benefit of the Lenders; and

         "Eligible Transferee" means and includes a commercial bank, financial institution or other "accredited investor" as defined in Regulation D of the Securities Act of 1933, (as amended).

         "Environmental Laws" means any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority (or other Requirement of Law including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Credit Agreement.



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

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

         "Eurodollar Lending Office" means the office or branch of the Lender identified on Schedule 10.2, or such other office or branch as the Lender may identify by written notice to the Borrower and the Agent.

         "Eurodollar Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

         "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate established by the Agent determined pursuant to the following formula:

                  Eurodollar Rate  =    Interbank Offered Rate
                                    ---------------------------------------
                                        1 - Eurodollar Reserve Percentage

         "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined, whether or not a Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefit of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Event of Default" is defined in Section 8.

         "Existing Credit Agreement" is defined in the Preamble.

         "Existing Letters of Credit" means those letters of credit issued by Firstar Bank, N.A. which are outstanding on the Closing Date and which are identified on Schedule 1.2.

         "Extension of Credit" means as to any Lender, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

         "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

         "Fee" means any fee payable pursuant to Section 3.4.

         "Firstar" means U.S. Bank National Association, d/b/a Firstar Bank,
N.A.

         "Fixed Charge Coverage Ratio" means, as of the last day of any fiscal quarter, the ratio of Consolidated EBITDAR to Consolidated Fixed Charges for the period of four consecutive fiscal quarters ending as of such day.

         "Foreign Lender" means any Lender that is not organized under the laws of the United States of America or a state thereof.

         "Fronting Fee" is defined in Section 3.4(a).

         "Funded Debt" means, for any Person, without duplication, (i) all Indebtedness of such Person for borrowed money (including without limitation, Indebtedness evidenced by promissory notes, bonds, debentures and similar interest-bearing instruments), (ii) all purchase money Indebtedness of such Person, (iii) the principal portion of Capital Lease Obligations, (iv) the LOC Obligations and (v) the product of all rental expense for aircraft for the twelve-month period ending on the date of any computation of Funded Debt multiplied by six.

         "GAAP" means generally accepted accounting principles in effect in the United States of America applied on a consistent basis.

         "Government Acts" is defined in Section 3.14(a).

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantee Obligation" means any and all debts, obligations, and liabilities of a guarantor to any Person heretofore, now, or hereafter made, incurred, or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, secured or unsecured, whether the guarantor is liable individually or jointly with others, whether for principal, interest or other debts, obligations or liabilities, and whether or not any or all such debts, obligations and liabilities are or become barred by the statute of limitations or otherwise unenforceable; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

         "Guarantor" and "Guarantors" means all of the Subsidiaries of the Borrower, individually or collectively, as appropriate.



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

         "Guaranty" means a guaranty executed by each of the Guarantors in favor of the Agent for the benefit of the Lenders substantially in the form of Exhibit 4.1(a)(ix) attached to this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

         "Indebtedness" means, of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services other than trade liabilities incurred in the ordinary course of business and not restructured thereafter for credit reasons, (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Capital Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (f) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (g) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (h) all Guarantee Obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, (j) the maximum amount of all letters of credit issued or bankers' acceptances created for the account of such Person and, without duplication, all drafts drawn thereunder to the extent not theretofore reimbursed, (k) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (l) all other obligations which would be shown as a liability on the balance sheet of such Person, and (m) the outstanding balance of the purchase price of uncollected accounts receivable of such Person subject at such time to a sale of receivables or other similar transaction, regardless of whether such transaction is effected without recourse to such Person or in a manner which would not be reflected on the balance sheet of such Person in accordance with GAAP; but specifically excluding from the foregoing (x) trade payables, (y) obligations for advances by customers for the purchase of goods or services from such Person, and (z) other obligations, expenses and reserves (whether classified as long term or short term) arising or incurred in the ordinary course of business. For purposes hereof, Indebtedness shall include Indebtedness of any partnership in which such Person is a general partner (except for any such Indebtedness with respect to which the holder is limited to the assets of such partnership or joint venture).

         "Indemnified Liabilities" is defined in Section 10.5.

         "Information" is defined in Section 10.15.

         "Insolvency" means with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in
Section 4245 of ERISA.

         "Insolvent" means pertaining to a condition of Insolvency.

         "Interbank Offered Rate" means, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the per annum rate of interest determined by the Agent (each such determination to be conclusive and binding absent manifest error) to be the average (rounded up, if necessary, to the nearest one-sixteenth (1/16) of one percent) of the offered rates for deposits in U.S. dollars for the applicable Interest Period which appear on the Reuters Screen LIBOR Page (or such other page on which the appropriate information may be displayed), on the electronic communications terminals in the Agent's money center as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period (the "Calculation Date"), except as provided below. If fewer than two offered rates appear for the applicable Interest Period or if the appropriate screen is not accessible as of such time, the term "Interbank Offered Rate" shall mean the per annum rate of interest determined by the Agent (each such determination to be conclusive and binding absent manifest error) to be the average (rounded up, if necessary, to the nearest one-sixteenth (1/16) of one percent) as the effective rate at which deposits in immediately available funds in Dollars are being, have been, or would be offered or quoted by major banks to the Agent in the applicable interbank market for Eurodollar deposits at 11:00 a.m. (Milwaukee, Wisconsin time) on the Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of the requested Eurodollar Loan. If no such offers or quotes are generally available for such amount, then the provisions of
Section 3.6 shall apply.

         "Interest Payment Date" means (a) as to any Base Rate Loan, the last day of each quarter and the Revolving Termination Date, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period of more than three months, the day which is three months after the first day of such Interest Period and the last day of such Interest Period. Whenever any Interest Payment Date shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day as provided in Section 3.13.

         "Interest Period" means with respect to any Eurodollar Loan,

                  (i) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in the notice of borrowing or notice of conversion given with respect thereto; and

                  (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         provided that the foregoing provisions are subject to the following:

                  (A) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (B) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

                  (C) if the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have selected a Base Rate Loan to replace the affected Eurodollar Loan; and

                  (D) any Interest Period that would otherwise extend beyond the Revolving Termination Date shall end on the Revolving Termination Date.

         "Inventory" is defined in the Security Agreement.

         "Investment" means any expenditures made and any liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any Guarantee Obligation (or other commitments as described under Indebtedness), any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a Guarantee Obligation shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         "Issuing Lender" means Firstar.

         "Lenders" means each of the Persons identified as a "Lender" on the signature pages hereto, and each Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

         "Letter of Credit" means any Existing Letter of Credit and any letter of credit issued for the account of the Borrower by an Issuing Lender as provided in Section 2.2, as such letter of credit may be amended, supplemented, extended or otherwise modified from time to time.

         "Letter of Credit Fee" is defined in Section 3.4(a).

         "Leverage Ratio" means, as of the last day of any fiscal quarter, the ratio of Consolidated Funded Debt on such day to Consolidated EBITDAR for the period of four consecutive fiscal quarters ending as of such day.

         "Lien" means any mortgage, pledge, hypothecation, assignment for security purposes, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction (or other similar recording or notice statute, and any lease in the nature thereof), except a filing for precautionary purposes made with respect to a true lease or other true bailment.

         "Loan" means a Revolving Loan or a Swing Line Loan. A Loan may be a Base Rate Loan or a Eurodollar Loan (each a "Type" of Loan).

         "LOC Commitment" means the commitment of the Issuing Lender to issue Letters of Credit and with respect to each Lender, the commitment of such Lender to purchase participation interests in the Letters of Credit up to such Lender's LOC Committed Amount as specified in Schedule 2.1(a) (subject to adjustment on account of assignment pursuant to the provisions of Section 10.6(c) hereof), as such amount may be reduced from time to time in accordance with the provisions hereof.

         "LOC Commitment Percentage" means for each Lender, the percentage identified as its LOC Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 10.6(c).

         "LOC Committed Amount" means, collectively, the aggregate amount of all of the LOC Commitments of the Lenders to issue and participate in Letters of Credit as referenced in Section 2.2(a) and, individually, the amount of each Lender's LOC Commitment as specified in Schedule 2.1(a) (subject to adjustment on account of assignment pursuant to the provisions of Section 10.6(c) hereof).

         "LOC Documents" means with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or (ii) any collateral security for such obligations.

         "LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all payments made, or drafts accepted for subsequent payments to be made, under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

         "Mandatory Borrowing" is defined in Section 2.2(e).

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole, (b) the ability of the Borrower or any Guarantor to perform its respective obligations, when such obligations are required to be performed, under this Credit Agreement or any of the other Credit Documents or (c) the validity or enforceability of this Credit Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

         "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

         "Midwest Express Airlines" means Midwest Express Airlines, Inc., a Wisconsin corporation.

         "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Worth" means total shareholders' equity determined in accordance with GAAP.

         "Note" and "Notes" means the Revolving Notes, individually or collectively, as appropriate.

         "Notice of Borrowing" means the written notice of borrowing as referenced and defined in Section 2.1(b)(i).

         "Notice of Extension/Conversion" means the written notice of extension or conversion as referenced and defined in Section 3.2.

         "Obligations" means, without duplication, all of the obligations of the Borrower to the Lenders, the Agent and the Issuing Lender (including the obligations to pay principal of and interest on the Loans, to pay LOC Obligations, to pay all Fees, to provide cash collateral in respect of Letters of Credit, and to pay certain expenses and the obligations arising in connection with various indemnities) whenever arising, under this Credit Agreement, the Notes or any other of the Credit Documents to which one or more of the Borrower or the Guarantors is a party.

         "Parent Pledge Agreement" means that certain Parent Pledge Agreement, dated as of the Closing Date, among the Borrower and the Agent, as amended or modified from time to time.

         "Parent Security Agreement" means that certain Parent Security Agreement, dated as of the Closing Date, among the Borrower and the Agent, as amended or modified from time to time.

         "Participant" and "Participants" are defined in Section 10.6.

         "Participation Interest" means the purchase by a Lender of a participation interest in Letters of Credit as provided in Section 2.2.

         "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA, and any successor thereto.

         "Permitted Indebtedness" means

                  (i) Indebtedness to any Lender or to Agent under this Credit Agreement;

                  (ii) unsecured accounts payable and other unsecured obligations incurred in the ordinary course of business of such Borrower or Guarantor and not as a result of any borrowing;

                  (iii) Indebtedness incurred in the ordinary course of business and arising out of the lease or purchase of goods constituting equipment (including Indebtedness arising from the financing of aircraft purchased after the Closing Date with cash and subsequently financed) and either unsecured or secured only by a security interest in such equipment (including sale and leaseback transactions permitted by Section 7.5), the principal amount of which Indebtedness at the time of incurrence shall not exceed the subject equipment's then current appraised value;

                  (iv) Indebtedness incurred in the ordinary course of business and arising out of the refinancing of indebtedness permitted in the foregoing subsection (iii), provided that: (A) the principal amount of indebtedness being refinanced does not exceed the subject equipment's then current appraised value, and (B) any such refinancing does not increase the principal amount of indebtedness outstanding with respect to the equipment being refinanced;

                  (v) the Existing Letters of Credit;

                  (vi) Indebtedness and other obligations arising out of agreements with recognized financial institutions for the processing of credit card receivables in the ordinary course of business for the benefit of the Borrower or any Guarantor;

                  (vii) Indebtedness of the Borrower to a Guarantor, of a Guarantor to the Borrower, or one Guarantor to another Guarantor, provided that such Indebtedness shall have been incurred in the ordinary course of business and consistent with such parties' historic practices;

                  (viii) existing Indebtedness outstanding on June 30, 2001, and shown on the Borrower's unaudited consolidated balance sheet dated June 30, 2001, as delivered to the Lenders prior to the Closing Date, provided that such Indebtedness shall not be increased;

                  (ix) Guarantee Obligations of the Borrower for debts, obligations or liabilities of a Guarantor permitted under this Credit Agreement;

                  (x) Guarantee Obligations of a Guarantor for debts, obligations or liabilities of the Borrower or another Guarantor permitted under this Credit Agreement;

                  (xi) other Indebtedness not exceeding $1,000,000 in aggregate principal amount at any time outstanding.

         "Permitted Investments" means

                  (i) Investments in commercial bank accounts and certificates of deposit at United States banks having total assets in excess of $1,000,000,000;

                  (ii) Investments in commercial bank accounts and certificates of deposit at United States banks having total assets not in excess of $1,000,000,000, up to a maximum aggregate amount for all such Investments of $750,000;

                  (iii) Investments in prime commercial paper, rated either P-1 by Moody's Investors Service or A-1 by Standard & Poor's Corporation, maturing within ninety (90) days of the date of acquisition;

                  (iv) Investments in obligations of a governmental body, rated "A" or better, maturing within one year of the date of acquisition;

                  (v) Investments in repurchase agreements at United States banks or recognized United States securities dealers having total capital and surplus in excess of $1,000,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

                  (vi) endorsement of instruments for deposit or collection in the ordinary course of business;

                  (vii) investments by the Borrower in a Guarantor or by a Guarantor in the Borrower or in another Guarantor made in the ordinary course of business and consistent with such parties' historic practices;

                  (viii) investments in the Goldman Sachs Financial Square Money Market Fund and the Goldman Sachs Financial Square Treasury Obligations Fund.

         "Permitted Liens" means

                  (i) Liens created by or otherwise existing, under or in connection with this Credit Agreement or the other Credit Documents in favor of the Agent for the benefit of the Lenders;

                  (ii) Liens (or precautionary Liens in respect of leased equipment) securing indebtedness or lease financings (and refinancings thereof) to the extent permitted under subsection (iii) or subsection
         (iv) of the definition of "Permitted Indebtedness";

                  (iii) Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP;

                  (iv) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP;

                  (v) pledges or deposits in connection with workers compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (vi) deposits to secure the performance of bids, trade contracts, (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (vii) easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not material in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Borrower;

                  (viii) Liens in the nature of licenses that arise in the ordinary course of business and consistent with past practice;

                  (ix) leases and subleases otherwise permitted hereunder granted to others not interfering in any material respect in the business of the applicable Borrower;

                  (x) attachment or judgment Liens, where the attachment or judgment which gave rise to such Liens does not constitute an Event of Default hereunder;

                  (xi) Liens in favor of an Issuing Lender under any LOC Documents, but only (A) to the extent such Liens secure LOC Obligations permitted under Section 2.2, and (B) to the extent such Liens are on collateral in the possession of such Issuing Lender;

                  (xii) Liens existing on the Closing Date and identified on
         Schedule 1.3, provided that such Liens shall not be renewed or extended to cover any other collateral;

                  (xiii) Liens in favor of recognized financial institutions securing Indebtedness and other obligations to the extent permitted under subsection (vi) of the definition of "Permitted Indebtedness" provided that such Liens (other than Liens and rights of setoff or recoupment in favor of any such financial institution with respect to funds paid to it by a card association and held by such financial institution and not remitted to the Borrower or any Subsidiary and Liens in favor of any such financial institution in the rights of the Borrower or any Subsidiary, if any, in credit card transactions submitted to such financial institution with respect to which no payment has been made by a card association) are junior in priority to the Liens of the Agent for the benefit of the Lenders under the Credit Documents and each such financial institution has entered into an intercreditor agreement with the Agent for the benefit of the Lenders relating thereto that is satisfactory in form and substance to the Agent and the Required Lenders.

         "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

         "Plan" means at any particular time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreement" means that certain Pledge Agreement, dated as of the Closing Date, among the Borrower, certain Subsidiaries of the Borrower and the Agent, as amended or modified from time to time.

         "Prohibited Transaction" has the meaning set forth in Section 406 of ERISA.

         "Properties" is defined in subsection 5.17(a).

         "Purchasing Lender" is defined in Section 10.6(c).

         "Register" is defined in Section 10.6(d).

         "Reorganization" means with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

         "Replacement Card Processor" means a recognized financial institution that shall have agreed, pursuant to a Replacement Card Processing Agreement, to provide card processing services for Midwest Express Airlines.

         "Replacement Card Processing Agreement" means (i) the Card Processing Agreement, after giving effect to any amendment, modification or restatement thereof after the Closing Date, but only if it does not establish or otherwise allow or cause to be made or exist any Deposit or Reserved Funds (as defined in the Card Processing Agreement on the Closing Date) or any other holdback, escrow or similar reserve of funds (provided, however, any such amendment may include provisions that establish in the future or allow to be established in the future, upon the occurrence of one or more specified contingencies, a Deposit or Reserved Funds or other holdback, escrow or similar reserve of funds), or (ii) any new agreement between a Replacement Card Processor and Midwest Express Airlines to provide card processing services for Midwest

Express Airlines substantially comparable to the services provided by the Card Processor under the Card Processing Agreement, containing terms and conditions substantially comparable to those set forth in the Card Processing Agreement, but in any event only if it does not establish or otherwise allow or cause to be made or exist a Deposit or Reserved Funds or any other holdback, escrow or similar reserve of funds (provided, however, any such new agreement may include provisions that establish in the future or allow to be established in the future, upon the occurrence of one or more specified contingencies, a Deposit or Reserved Funds or other holdback, escrow or similar reserve of funds).

         "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss.2615.

         "Required Lenders" means Lenders holding in the aggregate at least 51% of the sum of (i) all Obligations then outstanding at such time and (ii) the aggregate unused Commitments at such time (treating for purposes hereof in the case of LOC Obligations and the Issuing Lender, only the portion of the LOC Obligations of the Issuing Lender which is not subject to the Participation Interests of the other Lenders and, in the case of the Lenders other than the Issuing Lender, the Participation Interests of such Lenders in LOC Obligations hereunder as direct Obligations); provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders the Obligations (including Participation Interests) of such Defaulting Lender and such Defaulting Lender's Commitments, or after termination of the Commitments, the principal balance of the Obligations owing to such Defaulting Lender.

         "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

         "Revolving Commitment" means with respect to each Lender, the commitment of such Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to such Lender's Revolving Committed Amount as specified in Schedule 2.1(a) (subject to adjustment on account of assignment pursuant to the provisions of Section 10.6(c) hereof), as such amount may be reduced from time to time in accordance with the provisions hereof.

         "Revolving Commitment Percentage" means for each Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 10.6(c).

         "Revolving Commitment Period" means the period from and including the Closing Date to but not including the Revolving Termination Date.

         "Revolving Committed Amount" means collectively, the aggregate amount of all of the Revolving Commitments as referenced in Section 2.1(a) and, individually, the amount of each

Lender's Revolving Commitment as specified in Schedule 2.1(a), subject to adjustment on account of assignment pursuant to the provisions of Section 10.6(c).

         "Revolving Loans" is defined in Section 2.1.

         "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

         "Revolving Termination Date" means the date that is 364 days after the date of this Credit Agreement, or the earlier termination in full of the Revolving Commitments pursuant to this Credit Agreement.

         "Services-Kansas City" means Midwest Express Services-Kansas City, Inc., a Missouri corporation.

         "Single Employer Plan" means any Plan which is not a Multi-Employer
Plan.

         "Solvent" means, with respect to the Borrower as of a particular date, that on such date (i) the Borrower is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) the Borrower does not intend to, and does not believe that it will, incur debts or liabilities beyond the Borrower's ability to pay as such debts and liabilities mature in their ordinary course, (iii) the Borrower is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Borrower's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Borrower is engaged or is to engage, (vi) the fair value of the property of the Borrower is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of the Borrower and (v) the present fair saleable value of the assets of the Borrower is not less than the amount that will be required to pay the probable liability of the Borrower on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Subsidiary" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

         "Subsidiary Pledge Agreement" means that certain Subsidiary Pledge Agreement, dated as of the Closing Date, among certain Subsidiaries of the Borrower and the Agent, as amended or modified from time to time.

         "Subsidiary Security Agreement" means that certain Subsidiary Security Agreement, dated as of the Closing Date, among certain Subsidiaries of the Borrower and the Agent, as amended or modified from time to time.

         "Swing Line" means the revolving line of credit established by Swing Line Lender in favor of the Borrower pursuant to Section 2.3.
         "Swing Line Commitment Percentage" means for each Lender, the percentage identified as its Swing Line Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 10.6(c).

         "Swing Line Lender" means Firstar.

         "Swing Line Loan" means a loan which bears interest at a rate per annum equal to interest payable on a Base Rate Loan and is made by Swing Line Lender to the Borrower under the Swing Line.

         "Swing Line Sublimit" means an amount equal to the lesser of (a) $5,000,000 and (b) the combined Commitments. The Swing Line Sublimit is part of, and not in addition to, the Commitments.

         "Transfer Effective Date" is defined in the Commitment Transfer Supplement.

         "Transferee" is defined in Section 10.6(f).

         "Type" means, as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan, as the case may be.

         "Unused Facility Fee" is defined in Section 3.4(c).

         "Upfront Fee" is defined in Section 3.4(b).

         1.2 Other Definitional Provisions.

                  (a) Unless otherwise specified therein, all capitalized definitional terms defined in this Credit Agreement shall have the defined meanings when used in the Notes or other Credit Documents or any certificate or other document made or delivered pursuant hereto.

                  (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and Section, subsection, Schedule and Exhibit references are to this Credit Agreement unless otherwise specified.

                  (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (d) For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         1.3 Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in
GAAP) with the most recent audited combined financial statements of the Borrower delivered to the Lenders.

                                   SECTION 2

                                CREDIT FACILITIES

         2.1 Revolving Loans.

                  (a) Revolving Commitment. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Lender individually, the sum of such Lender's share of outstanding Revolving Loans plus such Lender's LOC Commitment Percentage of LOC Obligations plus such Lender's Swing Line Commitment Percentage of outstanding Swing Line Loans shall not exceed such Lender's Revolving Committed Amount, and
         (ii) with regard to the Lenders collectively, the sum of the aggregate amount of all outstanding Revolving Loans plus the aggregate amount of all outstanding LOC Obligations plus the aggregate amount of all outstanding Swing Line Loans plus the AAL Reserve shall not exceed the lesser of (x) the Borrowing Base and (y) FIFTY-FIVE MILLION DOLLARS ($55,000,000) (as such aggregate maximum amount may be reduced from time to time as provided herein). Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof. Eurodollar Loans shall be made by each Lender at its Eurodollar Lending Office and Base Rate Loans at its Domestic Lending Office.

                  (b) Revolving Loan Borrowings.

                  (i) Notice of Borrowing. The Borrower shall request a Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Agent not later than 11:00 a.m. (Milwaukee, Wisconsin time) on the Business Day of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and

         (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. A form of Notice of Borrowing a ("Notice of Borrowing") is attached as Exhibit 2.1(b)(i). If the Borrower shall fail to specify in any such Notice of Borrowing
         (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for a Base Rate Loan, or (II) the Type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Agent shall give notice to each Lender (promptly upon receipt of each Notice of Borrowing, and in any event not later than noon (Milwaukee, Wisconsin time), with respect to any Notice of Borrowing delivered to the Agent pursuant to this section) of the contents thereof and each such Lender's share thereof.

                  (ii) Minimum Amounts. Each Revolving Loan borrowing shall be:
         (A) if a Base Rate Loan, in a minimum aggregate amount of $500,000 and integral multiples of $100,000 in excess thereof; and (B) if a Eurodollar Loan, in a minimum aggregate amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or, in either case, the remaining amount of the Revolving Commitment, if less).

                  (iii) Advances. Each Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in
         Schedule 10.2, or at such other office as the Agent may designate in writing, by 1:00 p.m. (Milwaukee, Wisconsin time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent by the close of Agent's business on such date.

                  (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Revolving Termination Date.

                  (d) Interest. Subject to the provisions of Section 3.1, Revolving Loans shall bear interest as follows:

                  (i) Base Rate Loans. During such periods as Revolving Loans shall be comprised of Base Rate Loans, each such Base Rate Loan shall bear interest at a per annum rate equal to the Base Rate; and

                  (ii) Eurodollar Loans. During such periods as Revolving Loans shall be comprised of Eurodollar Loans, each such Eurodollar Loan shall bear interest at a per annum rate equal to the sum of the applicable Eurodollar Rate plus the Applicable Percentage as of the commencement of the Interest Period applicable thereto; and

         Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.

                  (e) Revolving Notes. The Revolving Loans shall be evidenced by a duly executed promissory note of the Borrower to each Lender in the original principal amount of each such Lender's Revolving Committed Amount in substantially the form of Exhibit 2.1(e).

         2.2 Letter of Credit Subfacility.

                  (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and provided that no Default or Event of Default shall have occurred and be continuing, and further subject to any other terms and conditions which the Issuing Lender may reasonably require, during the Revolving Commitment Period the Issuing Lender shall issue, and the Lenders shall participate in, Letters of Credit for the account of the Borrower from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed TWENTY-FIVE MILLION DOLLARS ($25,000,000) (the "LOC Committed Amount") and (ii) the sum of the aggregate amount of all outstanding Revolving Loans plus the aggregate amount of all outstanding LOC Obligations plus the aggregate amount of all outstanding Swing Line Loans plus the AAL Reserve shall not at any time exceed the lesser of (x) the Borrowing Base and (y) the aggregate Revolving Committed Amount. Other than the Existing Letters of Credit, no Letter of Credit as originally issued or as extended shall have an expiry date extending beyond the Revolving Termination Date without the prior consent of the Agent and all Lenders, except that prior to the Revolving Termination Date a Letter of Credit may be issued or extended (including without limitation any extension of an Existing Letter of Credit) with an expiry date extending up to a maximum of one year beyond the Revolving Termination Date with the consent of the Issuing Lender if, and to the extent that, the Borrower shall provide cash collateral to the Issuing Lender on the Revolving Termination Date in an amount equal to the maximum amount available to be drawn under such Letter of Credit. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. In the case of a conflict in the terms of the LOC Documents and this Credit Agreement, the terms of this Credit Agreement shall control.

                  (b) Notice. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender and the Agent on such prior notice as the Issuing Lender and the Borrower shall agree.

                  (c) Participations. Each Lender, with respect to Letters of Credit issued on or after the Closing Date, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its LOC Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its LOC Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Lender shall pay to the Issuing Lender its LOC Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

                  (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower and the Agent. The Borrower shall reimburse the Issuing Lender (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds, as provided herein or in the LOC Documents, on the day such notice is received by the Borrower from the Issuing Lender if such notice is received at or before 2:00 p.m. (Milwaukee, Wisconsin time), otherwise such payment shall be made at or before 12:00 noon (Milwaukee, Wisconsin time) on the Business Day next succeeding the day such notice is received. Each such payment shall include interest on the amount of such payment at the Base Rate from the date of payment until the date of reimbursement. Unless the Borrower shall notify the Issuing Lender and the Agent on the date the Borrower receives notice of a payment of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan in the amount of the payment as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including, without limitation, any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed payment and each Lender shall promptly pay to the Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's LOC Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 p.m. (Milwaukee, Wisconsin time), otherwise such payment shall be made at or before 12:00 noon (Milwaukee, Wisconsin time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such payment until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of such request, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the

         Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Repayment with Revolving Loans. On any day on which the Borrower shall be deemed to have requested a Revolving Loan to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised entirely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made (without giving effect to any termination of the Commitments pursuant to Section 8) pro rata based on each Lender's respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 8) and in the case of both clauses (i) and (ii) the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section
         4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interests in the outstanding LOC Obligations; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of any such request, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

                  (f) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, solely for purposes of this Credit Agreement, be treated in all respects the same as the issuance of a new Letter of Credit, but without duplication in computing the aggregate outstanding amount of LOC Obligations.

                  (g) Uniform Customs and Practices. The Issuing Lender shall have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof, with such exceptions thereto as the beneficiary may request and the Issuing Lender and account party may approve.

         2.3 Swing Line Loans.

                  (a) During the Revolving Commitment Period, subject to the terms and conditions set forth in this Credit Agreement, the Swing Line Lender agrees to make Swing Line Loans to the Borrower as the Borrower may from time to time request for the purposes permitted hereby; provided, however, that (i) the aggregate principal amount of all outstanding Swing Line Loans shall not exceed the Swing Line Sublimit,
         (ii) the Extensions of Credit of each Lender shall not exceed such Lender's Commitment and (iii) the Extensions of Credit of all Lenders shall not exceed the lesser of (x) the Borrowing Base and (y) the combined Commitments at any time. This is a revolving credit and, subject to the foregoing and the other terms and conditions hereof, the Borrower may borrow, prepay and reborrow Swing Line Loans as set forth herein without premium or penalty; provided, however, that Swing Line Lender may terminate or suspend the Swing Line at any time in its sole discretion upon notice to the Borrower. Each Swing Line Loan shall bear interest at a rate equal to the rate applicable to Base Rate Loans.

                  (b) Unless notified to the contrary by Swing Line Lender, the Borrower may irrevocably request a Swing Line Loan in a minimum aggregate amount of $100,000 and integral multiples of $10,000 in excess thereof upon notice to the Swing Line Lender not later than 1:00 p.m. (Milwaukee, Wisconsin time) therefor. Each such request for a Swing Line Loan shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 4.2 are satisfied. Promptly after receipt of such request, the Swing Line Lender shall obtain telephonic verification from the Agent that such Swing Line Loan is permitted hereunder. Upon receiving such verification, the Swing Line Lender shall make such Swing Line Loan available to the Borrower. Without the consent of Required Lenders and the Swing Line Lender, no Swing Line Loan shall be made during the continuation of a Default or Event of Default. Upon the making of each Swing Line Loan, each Lender shall be deemed to have purchased from the Swing Line Lender a risk participation therein in an amount equal to that Lender's Swing Line Commitment Percentage times the amount of the Swing Line Loan.

                  (c) Each Swing Line Loan shall bear interest at a fluctuating rate per annum equal to the rate of interest payable on Base Rate Loans and interest shall be payable upon demand of the Swing Line Lender and on the Revolving Termination Date. The Swing Line Lender shall be responsible for invoicing the Borrower (or notifying the Agent to so invoice the Borrower) for such interest. The interest payable on Swing Line Loans is solely for the account of the Swing Line Lender, except following any funding of a risk participation under clause (f) below.

                  (d) The Borrower shall repay each Swing Line Loan on the earliest of (i) the fifth Business Day after it is made, (ii) upon demand made by Swing Line Lender and (iii) the Revolving Termination Date. The Borrower shall repay the principal amount of each Swing Line Loan by payment directly to Swing Line Lender or by Swing Line Lender debiting the Borrower's deposit account at Swing Line Lender not later than 10:00 a.m. (Milwaukee, Wisconsin time) for payments hereunder. If the conditions precedent set forth in Section 4.2 can be satisfied, the Borrower may request a Revolving Loan to repay Swing Line Lender, or, failing to make such request, the Borrower shall be deemed to have requested a Revolving Loan of Base Rate Loans on such payment date pursuant to subsection (f) below. Swing Line Lender shall promptly notify the Agent of each Swing Line Loan and each payment thereof.

                  (e) If the Borrower fails to timely make any principal of or interest payment on any Swing Line Loan, Swing Line Lender shall notify the Agent of such fact and the unpaid amount. The Agent shall promptly notify each Lender of its pro rata share of such amount by 11:00 a.m. (Milwaukee, Wisconsin time). Each Lender shall make funds in an amount equal to its pro rata share of such amount available to the Agent at the Agent's Payment Office not later than the 2:00 p.m. (Milwaukee, Wisconsin time) for payments hereunder on the same Business Day. The obligation of each Lender to make such payment shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such payment shall not relieve or otherwise impair the obligation of the Borrower to repay the Swing Line Lender for any amount of Swing Line Loans, together with interest as provided herein.

                  (f) If the conditions precedent set forth in Section 4.2 can be satisfied on any date the Borrower is obligated to, but fails to, repay a Swing Line Loan, the funding by Lenders pursuant to the previous subsection shall be deemed to be a borrowing of Base Rate Loans (without regard to the minimum amount therefor) deemed requested by the Borrower. If the conditions precedent set forth in Section 4.2 cannot be satisfied on the date the Borrower is obligated to make, but fails to make, such payment, the funding by Lenders pursuant to the previous subsection shall be deemed to be a funding by each Lender of its participation in such Swing Line Loan, and each Lender making such funding shall thereupon acquire a pro rata participation, to the extent of its payment, in the claim of Swing Line Lender against the Borrower in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by the Borrower with respect to such claim. Any amounts made available by a Lender under its risk participation shall be payable by the Borrower upon demand of the Agent, and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum.

                                   SECTION 3

                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

         3.1 Default Rate. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate which is equal to the Base Rate plus 2%.

         3.2 Extension and Conversion. The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another Type; provided, however, that (i) except as provided in Section 3.7, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in such minimum amounts as provided in Section 2.l(b)(ii) and (iv) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for a Base Rate Loan. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion in the form of Exhibit 3.2 (or telephone notice promptly confirmed in writing) to the Agent prior to 11:00 a.m. (Milwaukee, Wisconsin time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the Types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall constitute a representation and warranty by the Borrower of the matters specified in Section 4.2. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Loans shall be automatically converted into Base Rate Loans at the end of their Interest Period. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

         3.3 Reductions in Commitments and Prepayments.

                  (a) Reductions in Commitments. The Borrower may terminate, or from time to time permanently reduce, the Aggregate Revolving Committed Amount in whole or in part without premium or penalty except as provided in Section 3.10 upon five (5) Business Days' prior written notice to the Agent; provided that after giving effect to any such voluntary reduction the sum of Revolving Loans plus LOC Obligations plus Swing Line Loans then outstanding shall not exceed the lesser of
         (i) the Borrowing Base and (ii) the Aggregate Revolving Committed Amount, as reduced. Except as otherwise specified herein, partial reductions in the foregoing Committed Amounts shall in each case be in a minimum aggregate amount of $1,000,000 and integral multiples of $1,000,000 in excess thereof.

                  (b) Mandatory Prepayment on Revolving Loans. If at any time the sum of the aggregate amount of all outstanding Revolving Loans plus the aggregate amount of all outstanding LOC Obligations plus the aggregate amount of all outstanding Swing Line

         Loans plus the AAL Reserve shall exceed the lesser of (i) the Borrowing Base and (ii) the Aggregate Revolving Committed Amount, as reduced from time to time, the Borrower shall immediately make payment on the Swing Line Loans and then, if necessary, on the Revolving Loans and then, if necessary, to a cash collateral account in respect of the LOC Obligations, in an amount sufficient to eliminate the deficiency. Any such payments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of their Interest Period maturities.

                  (c) Voluntary Prepayments. Base Rate Loans may be prepaid in whole or in part without premium or penalty on one (1) Business Days' written notice. Eurodollar Loans may be prepaid in whole or in part without premium or penalty (subject to payment of indemnification amounts as provided in Section 3.10) on three (3) Business Days' written notice. Any partial prepayment of a Base Rate Loan shall be in a minimum aggregate principal amount of $500,000 and integral multiples of $100,000 in excess thereof. Any partial prepayment of a Eurodollar Loan shall be in a minimum aggregate principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof. Except as otherwise specified herein, amounts prepaid on the Revolving Loans may be reborrowed in accordance with the provisions hereof.

         3.4 Fees.

                  (a) Letter of Credit Fee; Fronting Fee. The Borrower agrees to pay to the Agent, for the ratable benefit of the Lenders, a fee with respect to each Letter of Credit (the "Letter of Credit Fee") equal to the Applicable Percentage per annum on the average daily maximum amount available to be drawn under such Letter of Credit from the date of issuance calculated for the term of availability thereof or until paid, whichever occurs first. The Letter of Credit Fee shall be payable quarterly in arrears with respect to each Letter of Credit on the last day of each calendar quarter and on the Revolving Termination Date. The Borrower further agrees to pay to the Agent, for the exclusive benefit of the Issuing Lender, a fee with respect to each Letter of Credit (the "Fronting Fee") in an amount equal to the product of (i) the average daily amount of the LOC Obligations (computed on a quarterly basis in arrears on the last Business Day of each June, September, December and March commencing September 30, 2001, as calculated by the Agent) multiplied by (ii) an annual rate of 0.125% divided by four. The Fronting Fee shall be due and payable quarterly in arrears on the last Business Day of each June, September, December and March commencing on September 30, 2001, through the Revolving Termination Date. The Letter of Credit Fee and the Fronting Fee shall be in lieu of any other fees in connection with the issuance of Letters of Credit hereunder, except for such standard and customary fees, costs and expenses incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit as the Borrower and the Issuing Lender may mutually agree.

                  (b) Upfront Fee. The Borrower agrees to pay to the Agent, for the ratable benefit of the Lenders, an upfront fee (the "Upfront Fee") in an amount equal to $137,500. The Upfront Fee shall be fully earned and payable on the Closing Date.

                  (c) Unused Facility Fee. The Borrower agrees to pay to the Agent, for the ratable benefit of the Lenders, an unused facility fee (the "Unused Facility Fee") in an amount equal to the product of (i) the average daily unused portion of the Revolving Committed Amount, as the same may be reduced from time to time hereunder, (computed on a quarterly basis in arrears on the last Business Day of each June, September, December and March commencing September 30, 2001, based upon the daily utilization for that quarter as calculated by the Agent) multiplied by (ii) the Applicable Percentage divided by four. The Unused Facility Fee shall be due and payable quarterly in arrears on the last Business Day of each June, September, December and March commencing on September 30, 2001, through the Revolving Termination Date. The Unused Facility Fee shall be fully earned and payable on each such payment date. For purposes of computing the Unused Facility Fee under this subsection 3.4(c), usage of the LOC Committed Amount shall be considered usage of the Revolving Committed Amount, but usage of the Swing Line Sublimit shall not be considered usage of the Revolving Committed Amount.

         3.5 Capital Adequacy. If any Lender has reasonably determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy made after the date hereof, or any change therein made after the date hereof, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof made after the date hereof, or compliance by such Lender or its parent company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency made after the date hereof, has or would have the effect of reducing the rate of return on such Lender's or its parent company's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration the policies of such Lender and its parent company with respect to capital adequacy), then, within 10 Business Days after the Borrower's receipt of the certificate referred to in the next sentence, the Borrower shall pay to such Lender such additional amount or amounts as will reasonably compensate such Lender and its parent company for such reduction. A certificate as to the amount of such reduction in rate of return, the good faith basis therefor and setting forth in reasonable detail the calculations used by the applicable Lender to arrive at the amount or amounts claimed to be due, shall be submitted to the Borrower and the Agent. Each determination by a Lender of amounts owing under this Section shall be rebuttably presumptive evidence of the matters set forth therein. The provisions of this Section shall survive termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder for a period of one year and one day.

         Failure or delay on the part of any Lender or Issuing Bank to demand compensation under this Section for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender or Issuing Bank under this Section with respect to increased costs or reductions in amounts received or receivable or reduction in return on capital with respect to any period prior to the date that is four months prior to such request if such Lender or Issuing Bank knew or could reasonably have been expected to be aware of the circumstances giving rise to such increased costs or such reductions and of the fact that such circumstances would in fact result in a claim for increased compensation by reason of such increased costs or such reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such four-month period. The protection of this Section shall be available to each Lender and Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

         3.6 Inability To Determine Interest Rate. If prior to the first day of any Interest Period, the Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and (c) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

         3.7 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.10.

         3.8 Requirements of Law. If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

                  (i) shall subject such Lender to any tax of any kind whatsoever on or in respect of any Letter of Credit, letter of credit application or any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof except for Non-Excluded Taxes covered by
         Section 3.9 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.9(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof); or

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar condition or requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder;

         and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or issuing or participating in any Letter of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Agent, in accordance herewith, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.10. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Agent, certifying (a) that one of the events described in this Section 3.8 has occurred and describing in reasonable detail the nature of such event, (b) as to the increased cost or reduced amount resulting from such event and (c) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection shall be submitted by such Lender, through the Agent, to the Borrower and shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         Failure or delay on the part of any Lender or Issuing Bank to demand compensation under this Section for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender or Issuing Bank under this Section with respect to increased costs or reductions in amounts received or receivable or reduction in return on capital with respect to any period prior to the date that is four months prior to such request if such Lender or Issuing Bank knew or could reasonably have been expected to be aware of the circumstances giving rise to such increased costs or such reductions and of the fact that such circumstances would in fact result in a claim for increased compensation by reason of such increased costs or such reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such four-month period. The protection of this Section shall be available to each Lender and Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

         3.9 Taxes.

                  (a) Except as provided below in this subsection, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Foreign Lender if such Foreign Lender fails to comply with the requirements of paragraph (b) of this subsection whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Credit Agreement shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         3.10 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.11 Pro Rata Treatment. Except to the extent otherwise provided herein:

                  (a) Loans. Each Loan, each payment or prepayment of principal of any Loan, each payment of interest on the Loans, each payment of Fees (other than the Fees to the Agent pursuant to Section 3.4(c)), each reduction of the Revolving Committed Amount, the LOC Committed Amount, and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective Commitment Percentages relating to such respective Loans and Participation Interests.

                  (b) Advances. Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the Federal Funds Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Agent by such Lender within two Business Days of the date of the related borrowing, (i) the Agent shall notify the Borrower of the failure of such Lender to make such amount available to the Agent and the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower and (ii) then the Borrower may, without waiving any rights they may have against such Lender, (x) request the Lender serving as Agent to increase its applicable Commitment Percentage and make such borrowing available, which request such Lender may in its sole discretion approve or deny,
         (y) if the Lender serving as Agent shall deny a request submitted to it pursuant to the foregoing clause (x), borrow a like amount on an unsecured basis (or on a secured basis if the Agent consents thereto, which consent shall not be unreasonably withheld) from any commercial bank for a period ending on the date upon which such Lender does in fact make such borrowing available; provided, however, that at the time any such replacement borrowing is made and at all times while such amount is outstanding the Borrower would be permitted to borrow such amount pursuant to Section 2.1 of this Credit Agreement, and (z) Borrower may elect to permanently replace the Defaulting Lender with a new Lender to be selected by the Borrower (subject to the Agent's approval, which approval shall not be unreasonably withheld).

         3.12 Sharing of Payments. The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan or any other Obligation owing to such Lender under this Credit Agreement or any other Credit Document through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.12 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.12 to share in the benefits of any recovery on such secured claim.

         3.13 Place and Manner of Payments. Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in Dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at its offices at the Agent's office specified in
Schedule 10.2 not later than noon (Milwaukee, Wisconsin time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent may, at the Borrower's request, debit the amount of any such payment which is not made by such time to Account No. 121727847 maintained by the Borrower with the Agent or any other account which may be maintained by the Borrower with the Agent and designated for such purpose by the Borrower. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Loans, Fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of
Section 3.11). The Agent will distribute such payments to such Lenders, if any such payment is received prior to 5:00 p.m. (Milwaukee, Wisconsin time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein; all computations of interest with respect to the Base Rate, the Eurodollar Rate, the Federal Fund Rate and Fees shall be made on the basis of actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

         3.14 Indemnification: Nature of Issuing Lender's Duties.

                  (a) In addition to its other obligations under Section 2.2, the Borrower agrees to protect, indemnify, pay and save each Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").

                  (b) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telegraph, facsimile transmission or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder. Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower to reimburse the aggregate amount of all payments made, or drafts accepted for subsequent payments to be made, under Letters of Credit honored by the Issuing Lender will not be excused by the bad faith, gross negligence or willful misconduct of the Issuing Lender. However, the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender's gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuing Lender.

                  (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to the Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                  (d) Nothing in this Section 3.14 is intended to limit the reimbursement obligation of the Borrower contained in this Credit Agreement. The obligations of the Borrower under this Section 3.14 shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

                  (e) Notwithstanding anything to the contrary contained in this Credit Agreement, the Borrower shall have no obligation to indemnify any Issuing Lender in respect of any liability incurred by such Issuing Lender arising out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a final nonappealable judgment of a court of competent jurisdiction.

                                   SECTION 4

                                   CONDITIONS

         4.1 Conditions to Closing Date. This Credit Agreement shall close upon satisfaction of the following conditions precedent:

                  (a) Execution of Agreement. The Agent shall have received (i) multiple counterparts of this Credit Agreement for each Lender, executed by a duly authorized officer or representative of each party hereto, (ii) for the account of each Lender a Revolving Note executed by a duly authorized officer or representative of the Borrower, (iii) multiple counterparts of the Parent Security Agreement for each Lender in form and substance satisfactory to the Agent and the Lenders executed by a duly authorized officer or representative of the Borrower and the Agent, (iv) multiple counterparts of the Subsidiary Security Agreement for each Lender in form and substance satisfactory to the Agent and the Lenders executed by a duly authorized officer or representative of each Guarantor and the Agent, (v) multiple counterparts of the Aircraft Security Agreement for each Lender in form and substance satisfactory to the

         Agent and the Lenders executed by a duly authorized officer or representative of Midwest Express Airlines and the Agent, (vi) multiple counterparts of the Parent Pledge Agreement for each Lender in form and substance satisfactory to the Agent and the Lenders executed by a duly authorized officer or representative of the Borrower, the Agent and each Issuer (as such term is defined in the Parent Pledge Agreement),
         (vii) multiple counterparts of the Subsidiary Pledge Agreement for each Lender in form and substance satisfactory to the Agent and the Lenders executed by a duly authorized officer or representative of each Guarantor, the Agent and each Issuer (as such term is defined in the Subsidiary Pledge Agreement), (viii) UCC financing statements, FAA lien registration statements and other requisite documents relating to the Security Agreement, the Aircraft Security Agreement and the Pledge Agreement executed by a duly authorized officer of each party thereto, and (ix) multiple counterparts of the Guaranty executed by a duly authorized officer of each of the Guarantors.

                  (b) Liability and Casualty Insurance. The Agent shall have received copies of insurance policies or certificates of insurance evidencing liability and casualty insurance in form and substance satisfactory to the Agent and naming the Agent as additional insured and lender loss payee thereunder.

                  (c) Certificate of Financial Condition. The Agent shall have received a Certificate of Financial Condition dated as of the Closing Date from the Borrower in the form of Exhibit 4.1(c) with appropriate insertions and attachments.

                  (d) Financial Information. The Agent shall have received copies of audited consolidated financial statements for the Borrower for the year ended December 31, 2000, and interim quarterly company-prepared combined financial statements for the Borrower for each fiscal quarter ended thereafter until the Closing Date, together with such other financial information as any Lender may reasonably request.

                  (e) Corporate Documents. The Agent shall have received each of the following:

                  (i) Charter Documents. Copies of the articles of incorporation, or other charter documents of the Borrower and each Guarantor, certified to be true and complete as of a recent date by the appropriate Governmental Authority of the jurisdiction of its organization.

                  (ii) Resolutions. Copies of resolutions of the board of directors of the Borrower and each Guarantor, approving and adopting the Credit Documents and the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or other appropriate officer or representative of such party as of the Closing Date to be true and correct and in force and effect as of such date.

                  (iii) Bylaws. A copy of the bylaws of the Borrower and each Guarantor, certified by a secretary or other appropriate officer or representative of such party as of the Closing Date to be true and correct and in force and effect as of such date.

                  (iv) Good Standing. Copies of certificates of good standing, existence or their equivalent with respect to the Borrower and each Guarantor, certified as of a recent date by the appropriate Governmental Authority of the jurisdiction of its organization and each other jurisdiction in which the failure to so qualify and be in good standing would have a Material Adverse Effect.

                  (f) Officer's Certificate. The Agent shall have received, with a counterpart for each Lender, a certificate of a duly authorized officer or representative of the Borrower and each Guarantor dated the Closing Date, substantially in the form of Exhibit 4.1(f) with appropriate insertions and attachments.

                  (g) Legal Opinions of Counsel. The Agent shall have received, with a copy for each Lender, (i) an opinion of Foley & Lardner, counsel for the Borrower and the Guarantors, dated the Closing Date and addressed to the Agent and the Lenders, in form and substance satisfactory to the Agent and the Lenders, and (ii) an opinion of Crowe & Dunlevy counsel for the Agent and the Lenders, dated the Closing Date and addressed to the Agent and the Lenders, in form and substance satisfactory to the Agent and the Lenders.

                  (h) Fees. The Agent shall have received all Fees owing pursuant to Section 3.4.

                  (i) Subsection 4.2 Conditions. The conditions specified in subsections 4.2(a) and (b) shall be satisfied on the Closing Date as if Loans were to be made on such date.

                  (j) Existing Credit Agreement. The Agent shall have received satisfactory evidence that all loans and other obligations of the Borrower under the Existing Credit Agreement have been indefeasibly paid in full, except for obligations relating to the Existing Letters of Credit which shall be Letters of Credit under this Credit Agreement.

                  (k) Appraisal. The Agent shall have received appraisals of the Eligible DC-9 Aircraft and the Eligible Other Aircraft, dated as of a current date addressed to the Agent and the Lenders, in form and substance satisfactory to the Agent and the Lenders.

                  (l) Certificate. The Agent shall have received a Borrowing Base Certificate dated as of August 31, 2001 executed by the Borrower and giving effect to the consummation of all transactions contemplated by this Credit Agreement which are to occur on the Closing Date.

                  (m) Stock Certificates. The Agent shall have received original stock certificates representing all of the issued and outstanding capital stock of the Guarantors, together with related stock powers executed by the Borrower in blank, pledged to the Agent pursuant to the Pledge Agreement.

                  (n) Other Documents. The Agent shall have received such other approvals, opinions, documents or materials as the Agent or any Lender shall reasonably request.

         4.2 Conditions to All Extensions of Credit. The obligation of each Lender to make any Extension of Credit hereunder (including the initial Loans to be made hereunder) is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

                  (a) Representations and Warranties. The representations and warranties made by the Borrower herein and by the Guarantors in the other Credit Documents, or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct on and as of the date of such Extension of Credit as if made on and as of such date (unless a representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date).

                  (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

                  (c) Additional Conditions to Revolving Loans. If such Loan is made pursuant to subsection 2.1, all conditions set forth in such subsection shall have been satisfied.

                  (d) Additional Conditions to Letters of Credit. If such Extension of Credit is made pursuant to subsection 2.2 all conditions set forth in such subsection shall have been satisfied.

         Each request for Extension of Credit and each acceptance by the Borrower of an Extension of Credit shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in this Section 4.2 have been satisfied.

                                   SECTION 5

                         REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to enter into this Credit Agreement and to make the Extensions of Credit herein provided for, the Borrower hereby represents and warrants to the Agent and to each Lender that as of the Closing Date, and at all times thereafter:

         5.1 Organization and Qualification. Except as set forth below in this
Section 5.1, the Borrower and each of the Guarantors is a corporation or limited liability company duly and validly organized and existing under the laws of the State of its organization, as set forth on Schedule 5.14. The Borrower and each of the Guarantors has the power and all necessary material licenses, permits and franchises to own its respective assets and properties and to carry on its respective business as now conducted or presently contemplated. The Borrower and each of the Guarantors is duly licensed or qualified to do business and is in good standing in all jurisdictions in which failure to do so would have a Material Adverse Effect. Notwithstanding the foregoing, Services-Kansas City, Inc. is not existing in good standing as of the Closing Date, but as of October 12, 2001 and at all times thereafter it shall be validly existing as a Missouri corporation in good standing under the laws of the State of Missouri.

         5.2 Financial Statements. All of the financial statements of Borrower and each of the Guarantors heretofore furnished to the Agent and the Lenders by Borrower are accurate and complete and fairly present in all material respects the financial condition and the results of operations of Borrower and each of the Guarantors for the periods covered thereby and as of the relevant dates thereof, all in accordance with GAAP, subject in the case of interim financial statements to audit and year-end adjustments. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower or any of the Guarantors since December 31, 2000, except as may be otherwise disclosed in the Borrower's unaudited financial statements dated as of March 31, 2001 and June 30, 2001 previously delivered to the Lenders. Borrower has no knowledge of any material liabilities of any nature of the Borrower or any Guarantor not previously disclosed in writing to Lenders.

         5.3 Authorization; Enforceability. The making, execution, delivery and performance of this Credit Agreement and the other Credit Documents to be or previously executed, delivered and performed by the Borrower and the Guarantors pursuant to or in connection herewith or therewith and compliance with their respective terms, have been duly authorized by all necessary action of the Borrower and each Guarantor that is a party thereto. This Credit Agreement and the other Credit Documents and all other documents or materials to be or previously executed, delivered and performed by the Borrower pursuant to or in connection herewith or therewith are the valid and binding obligations of the Borrower and each Guarantor that is a party thereto, enforceable against it in accordance with their respective terms.

         5.4 Absence of Conflicting Obligations. The making, execution, delivery and performance of this Credit Agreement and the other Credit Documents to be or previously executed, delivered and performed by Borrower pursuant to or in connection with this Credit Agreement and compliance with their respective terms, do not violate any presently existing provision of law or the articles of incorporation or bylaws of the Borrower or any Guarantor, or any agreement to which the Borrower or any Guarantor is a party or by which the Borrower or any Guarantor or any of their respective assets is bound. Notwithstanding the foregoing, upon execution of the Subsidiary Security Agreement, Midwest Express Airlines will be in violation of the AAL Mortgage and Security Agreement, but as of October 5, 2001 and at all times thereafter it will not be in violation of the AAL Mortgage and Security Agreement.

         5.5 Taxes. Borrower and each Guarantor has filed all federal, state, foreign and local tax returns which were required to be filed (subject to any valid extensions of the time for filing), and have paid, or made provision for the payment of, all taxes owed by them, and no tax deficiencies have been assessed or, to Borrower's knowledge, proposed against Borrower or any Guarantor.

         5.6 Absence of Litigation. Neither Borrower nor any Guarantor is a party to, and so far as is known to the Borrower or any Guarantor there is no threat of, any litigation or administrative proceeding which would, if adversely determined, (i) cause any material impairment of the right to carry on the respective business of the Borrower or any Guarantor; or (ii) cause any Material Adverse Effect.

         5.7 Accuracy of Information. All information, certificates or statements by Borrower given in, or pursuant to, this Credit Agreement (whether in writing, by electronic messaging or otherwise) shall be accurate, true and complete when given in all material respects.

         5.8 Title to Property. The Borrower and each Guarantor has good title to, or a valid leasehold interest in, all assets and properties necessary to conduct its respective business as now conducted or proposed to be conducted, and there are no Liens on any of the respective assets or properties of the Borrower or any Guarantor other than Permitted Liens. The Borrower and each Guarantor has all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, reasonably necessary to conduct its respective business as now conducted or proposed to be conducted, and neither Borrower nor any Guarantor knows of any material conflict with or violation of any valid rights of others with respect thereto.

         5.9 ERISA. Neither Borrower nor any Guarantor has any knowledge that any Plan is in material noncompliance with the applicable provisions of ERISA or the Internal Revenue Code. Neither Borrower nor any Guarantor has any knowledge of any pending or threatened litigation or governmental proceeding or investigation against or relating to any Plan, nor any knowledge of any reasonable basis for any proceedings, claims or actions against or relating to any Plan which, if adversely determined, would have a Material Adverse Effect. Neither Borrower nor any Guarantor has any knowledge that the Borrower or any Guarantor has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA in connection with any Plan. Neither Borrower nor any Guarantor has any knowledge that there has been any Reportable Event or Prohibited Transaction (as such terms are defined in ERISA) with respect to any Plan, or that the Borrower or any Guarantor has incurred any liability to the PBGC under Section 4062 of ERISA in connection with any Plan.

         5.10 Fiscal Year. The Borrower's and each Guarantor's fiscal year ends on December 31.

         5.11 Compliance With Laws. The Borrower and each Guarantor is in compliance with all Laws to which such party is subject, other than such noncompliance as can be cured, remedied or corrected at a cost not to exceed $1,000,000 in the aggregate for the Borrower and the Guarantors.

         5.12 Regulation U. No part of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         5.13 Subsidiaries. The only Subsidiaries of the Borrower are the Guarantors. Each Subsidiary has been organized under the laws of the United States of America or a State thereof. The Borrower may organize one or more new Subsidiaries after the Closing Date, provided that (i) no Default or Event of Default exists as of the date any new Subsidiary is organized, (ii) the organization of any new Subsidiary will not cause a Default or Event of Default to occur, and (iii) the Borrower shall cause each new Subsidiary simultaneously with its organization to execute and deliver a Guaranty to the Agent for the benefit of the Lenders, together with such other Credit Documents, stock certificates, stock powers, officer's certificates, legal opinions and other approvals, documents, and materials as the Agent may reasonably require in connection therewith and to provide to the Agent Liens in all of such Subsidiary's tangible and intangible personal property, free of any Lien that is not a Permitted Lien hereunder.

         5.14 Organization and Ownership of Subsidiaries. Schedule 5.14 correctly sets forth the name, jurisdiction of organization, and equity ownership of each Subsidiary of the Borrower as of the date hereof. The Borrower may update Schedule 5.14 from time to time to reflect changes therein permitted by this Credit Agreement by delivering a revised Schedule 5.14 to the Agent and to each Lender.

         5.15 Full Disclosure. No information, exhibit or report furnished by Borrower or any Guarantor to any Lender in connection with the negotiation or execution of this Credit Agreement contained any material misstatement of fact as of the date when made or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date when made.

         5.16 Absence of Default. Neither the Borrower nor any Guarantor is in material default under any note, loan agreement, indenture, lease, mortgage, security agreement or other contractual obligation binding upon such party evidencing or securing amounts owing that exceed $1,000,000 in the aggregate for the Borrower and the Guarantors. Notwithstanding the foregoing, upon execution of the Subsidiary Security Agreement, Midwest Express Airlines will be in violation of the AAL Mortgage and Security Agreement, but as of October 5, 2001 and at all times thereafter it will not be in violation of the AAL Mortgage and Security Agreement.

         5.17 Environmental Matters. Except as set forth on Schedule 5.17:

                  (a) The facilities and properties owned, leased or operated by the Borrower and the Guarantors (the "Properties") do not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could give rise to material liability under, any Environmental Law.

                  (b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no material contamination at, under or about the Properties or material violation of any Environmental Law with respect to the Properties or the business operated by the Borrower and the Guarantors (collectively, the "Business").

                  (c) Neither the Borrower nor any Guarantor has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business which would have a Material Adverse Effect, nor does the Borrower or any Guarantor have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to material liability under any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to material liability under, any applicable Environmental Law.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower or any Guarantor, threatened, under any Environmental Law to which the Borrower or any Guarantor is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

                  (f) There has been no unremediated release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Guarantor in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to a material liability under Environmental Laws.

         5.18 Use of Proceeds. The proceeds of the Revolving Loan shall be used to refinance all of the existing Indebtedness outstanding under the Existing Credit Agreement, to fund working capital requirements and for other general corporate purposes not prohibited by this Credit Agreement.

         5.19 Solvency. The Borrower and each Guarantor, individually, and the Borrower and the Guarantors, collectively, are, and after execution of this Credit Agreement on the Closing Date and after giving effect to the Indebtedness incurred hereunder on and after the Closing Date will be, Solvent.

         5.20 Holding Company; Investment Company. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

                                   SECTION 6

                              AFFIRMATIVE COVENANTS

         The Borrower hereby covenants and agrees that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated, no Note or Letter of Credit remains outstanding and unpaid and the Obligations, together with interest, Fees and all other amounts owing to the Agent or any Lender hereunder, are paid in full:

         6.1 Payment. Borrower shall timely pay or cause to be paid the principal of and interest on the Loans and all other amounts due under this Credit Agreement and the other Credit Documents.

         6.2 Corporate Existence; Properties; Insurance. The Borrower and each Guarantor shall: (a) except as permitted to the contrary pursuant to Section 7.3 and except as set forth herein solely with respect to Services-Kansas City, maintain its existence (provided, however, that Services-Kansas City, shall have been reinstated as a validly existing Missouri corporation not later than October 12, 2001 and it shall at all times thereafter maintain its existence);
(b) conduct its respective business substantially as now conducted; (c) maintain all assets (other than assets no longer used or useful in the conduct of its business) in good repair, working order and condition, ordinary wear and tear excepted; (d) maintain accurate records and books of account in accordance with GAAP; and (e) maintain insurance of such nature and in such amounts as is customarily maintained by companies engaged in the same or similar business and as otherwise required by Section 4.1(b) hereof.

         6.3 Licenses. The Borrower and each Guarantor shall maintain in good standing and in full force and effect each license, permit and franchise granted or issued by any federal, state or local governmental agency or regulatory authority that is reasonably necessary to the Borrower's or such Guarantor's respective business.

         6.4 Reporting Requirements. Borrower shall furnish to Lenders such information respecting the business, assets and financial condition of Borrower and the Guarantors as Lenders may reasonably request and, without request:

                  (a) as soon as available, and in any event within ninety (90) days after the close of each fiscal year, a copy of the detailed annual audit report for such year and accompanying audited consolidated financial statements of Borrower and its Subsidiaries prepared in reasonable detail and in accordance with GAAP by independent certified public accountants of recognized standing selected by Borrower, and reasonably satisfactory to Lenders, which audit report shall be accompanied by: (i) an opinion of such accountants, in form and substance reasonably satisfactory to Lenders, to the effect that the same fairly presents the financial condition and the results of operations of Borrower for the periods and as of the relevant dates thereof, and (ii) such accountants' management letter to Borrower relating to such audit report;

                  (b) within thirty (30) days after the end of each month in each fiscal year, Borrower's unaudited consolidated balance sheets, income statements, statements of cash flow and such other information as Lenders may reasonably request of Borrower and its Subsidiaries as of the end of such month and of the comparable reporting period in the preceding fiscal year, all in reasonable detail and signed by an officer of the Borrower;

                  (c) within sixty (60) days after the close of each fiscal year, a copy of the pro forma monthly consolidated and consolidating financial operating plan of the Borrower and its Subsidiaries for the immediately succeeding fiscal year;

                  (d) within thirty (30) days after the end of each month in each fiscal year, an executed Borrowing Base Certificate containing information as of the end of such month;

                  (e) within forty-five (45) days after the end of each quarter in each fiscal year, an executed Borrower's Compliance Certificate containing information as of the end of such quarter;

                  (f) as soon as available, copies of all reports or materials submitted or distributed to shareholders of the Borrower or filed pursuant to the Securities Exchange Act of 1934;

                  (g) such other information (financial or otherwise) as may reasonably be requested by the Lenders.

         6.5 Taxes. Borrower and Guarantors shall pay all taxes and assessments prior to the date on which penalties attach thereto, except for any tax or assessment which is either not delinquent or which is being contested in good faith and by proper proceedings and against which adequate reserves have been provided.

         6.6 Inspection of Properties and Records. Borrower and Guarantors shall, upon reasonable prior notice during normal business hours (provided that no Event of Default has occurred and is continuing, in which event such notice shall not be required) permit Lenders or their respective agents or representatives to inspect any of the properties, books and financial records of Borrower and the Guarantors, to examine and make copies of the books of accounts and other financial records of Borrower and the Guarantors, and to discuss the affairs, finances and accounts of Borrower and the Guarantors with, and to be advised as to the same by, the representatives of the Borrower and the Guarantors at such reasonable times and intervals as Lenders may designate. Lenders may, at their sole discretion, conduct field examinations from time to time of the Collateral and Borrower's and/or any Guarantor's books and records, and Borrower shall reimburse Lenders for the reasonable costs of such examinations, provided that if no Event of Default has occurred and is continuing Borrower shall not be responsible for any such costs in excess of an aggregate amount of $10,000 per fiscal year incurred by the Agent.

         6.7 Reference in Financial Statements. Borrower and Guarantors shall include, or cause to be included, a general reference to this Credit Agreement in all financial statements of Borrower or any Guarantor which are furnished to financial reporting services, creditors and prospective creditors.

         6.8 Compliance with Laws. Borrower and Guarantors shall: (a) comply with all applicable Environmental Laws and orders of regulatory and administrative authorities with respect thereto, and (b) comply with all other laws applicable to Borrower or any of their respective assets or operations; other than such noncompliance as can be cured, remedied or corrected at a cost not to exceed $1,000,000 in the aggregate for the Borrower and the Guarantors.

         6.9 Compliance with Agreements. Borrower and each Guarantor shall perform and comply in all respects with the provisions of any agreement (including without limitation any collective bargaining agreement), license, regulatory approval, permit and franchise binding upon the Borrower or such Guarantor or any of its respective assets or properties, other than such nonperformance or noncompliance as can be cured, remedied or corrected at a cost not to exceed $1,000,000 in the aggregate for the Borrower and the Guarantors.

         6.10 Notices. Borrower shall:

                  (a) as soon as possible and in any event within five (5) Business Days after becoming aware of the occurrence of any Default or Event of Default, notify the Agent in writing of such Default or Event of Default and set forth the details thereof and the action which is being taken or proposed to be taken by Borrower with respect thereto;

                  (b) promptly notify the Agent of the commencement of any litigation or administrative proceeding that would cause the representation and warranty of Borrower contained in Section 5.6 to be untrue;

                  (c) promptly notify the Agent (i) of the occurrence of any Reportable Event or Prohibited Transaction that has occurred with respect to any Plan, and (ii) of the institution by the PBGC or the Borrower or any Guarantor of proceedings under Title IV of ERISA to terminate any Plan;

                  (d) unless prohibited by applicable law, notify the Agent, and provide copies, immediately upon receipt, of any notice, pleading, citation, indictment, complaint, order or decree from any federal, state or local government agency or regulatory body, or any other source, asserting or alleging a circumstance or condition that requires or may require a financial contribution by the Borrower or any Guarantor under Environmental Laws or an investigation, clean-up, removal, remedial action or other response by or on the part of the Borrower or any Guarantor under Environmental Laws or which seeks damages or civil, criminal or punitive penalties from or against the Borrower or any Guarantor for an alleged violation of Environmental Laws;

                  (e) notify the Agent at least thirty (30) days prior to any change of the Borrower's or any Guarantor's name or its principal business address or its jurisdiction of incorporation; and

                  (f) promptly notify the Agent of the commencement of any investigation, litigation, or administrative or regulatory proceeding by, or the receipt of any notice, citation, pleading, order, decree or similar document issued by, any federal, state or local governmental agency or regulatory authority that results in, or may result in, the termination or suspension of any license, permit or franchise reasonably necessary to Borrower's or any Guarantor's respective business, or that imposes, or may result in the imposition of, a fine or penalty in excess of $1,000,000 in the aggregate for the Borrower and the Guarantors.

         6.11 Leverage Ratio. The Borrower shall maintain a Leverage Ratio: (i) of not greater than 8.75 to 1.00 as at September 30, 2001, (ii) of not greater than 6.00 to 1.00 as at December 31, 2001, (iii) of not greater than 5.00 to
1.00 as at March 31, 2002, and (iv) of not greater than 4.50 to 1.00 as at June 30, 2002.

         6.12 Fixed Charge Coverage Ratio. The Borrower shall maintain a Fixed Charge Coverage Ratio (i) of not less than 1.00 to 1.00 as at September 30, 2001, (ii) of not less than 1.25 to 1.00 as at the end of each of its fiscal quarters ending thereafter.

         6.13 Net Worth. The Borrower shall maintain Net Worth as at the end of each of its fiscal quarters of not less than $110,000,000 plus fifty percent (50%) of Consolidated Net Income (exclusive of any fiscal quarter ending prior to October 1, 2001 and in each case without deduction for any quarterly losses) plus one hundred percent (100%) of the net cash proceeds from the issuance of equity securities by the Borrower subsequent to the Closing Date.

         6.14 Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Agent and execute such further instruments and documents as the Lenders or the Agent shall reasonably request to carry out to their reasonable satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents. Upon receipt of an affidavit of an officer of the Agent or any Lender as to the loss, theft, destruction or mutilation of any Note or any other Credit Document, and in the case of any such mutilation, upon surrender and cancellation of such Note or other Credit Document, the Borrower will issue, in lieu thereof, a replacement Note or other Credit Document in the same principal amount thereof and otherwise of like tenor. Without limiting the generality of the foregoing, the Borrower will (a) cause Services-Kansas City to deliver to the Agent, not later than October 12, 2001, with a counterpart for each Lender, each of the following: (i) a ratification agreement, duly executed by an authorized officer or representative of Services-Kansas City, in form and substance satisfactory to the Agent and the Required Lenders, certifying that Services-Kansas City is in compliance with the requirements of Sections 5.1 and 6.2 and ratifying the validity and binding effect of all Credit Documents theretofore executed by Services-Kansas City, (ii) copies of certificates of good standing, existence or their equivalent with respect to Services-Kansas City, certified by the appropriate Governmental Authority of the State of Missouri, (iii) an opinion of Foley & Lardner, counsel for Services-Kansas City, dated as of the date of such ratification agreement and addressed to the Agent and the Lenders, relating to Services-Kansas City and in form and substance satisfactory to the Agent and the Required Lenders, and (iv) such other approvals, opinions, documents and materials relating to Services-Kansas City as the Agent or the Required Lenders shall reasonably request; and (b) cause Midwest Express Airlines to deliver to the Agent, not later than October 5, 2001, each of the following: (i) a copy of a mortgage amendment agreement, in form and substance satisfactory to the Agent and certified by the Milwaukee County Register of Deeds Office as having been duly filed with such office, amending the AAL Mortgage and Security Agreement so that the Liens granted thereby do not cover any tangible or intangible real or personal property other than real estate and fixtures at the premises located at 6744 South Howell Avenue, Oak Creek, Wisconsin, and (ii) UCC financing statement amendments, in form and substance satisfactory to the Agent and in proper form for filing with the Wisconsin Department of Financial Institutions and the Milwaukee County Register of Deeds Office, amending existing financing statements of record to show that the Liens granted by the AAL Mortgage and Security Agreement do not cover any tangible or intangible real or personal property other than real estate and fixtures at the premises located at 6744 South Howell Avenue, Oak Creek, Wisconsin.

                                   SECTION 7

                               NEGATIVE COVENANTS

         The Borrower hereby covenants and agrees that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated, no Note or Letter of Credit remains outstanding and unpaid and the Obligations, together with interest, Fees and all other amounts owing to the Agent or any Lender hereunder, are paid in full:

         7.1 Liens. Neither the Borrower nor the Guarantors shall incur, create, assume or permit to be created or allow to exist any Lien upon or in any of its or their assets or properties, except Permitted Liens.

         7.2 Indebtedness. Neither the Borrower nor the Guarantors shall incur, create, assume, permit to exist, guarantee, endorse or otherwise become directly or indirectly or contingently responsible or liable for any Indebtedness, except Permitted Indebtedness.

         7.3 Consolidation or Merger. Except for Permitted Investments, neither the Borrower nor the Guarantors shall consolidate with or merge into any other Person, or permit another Person to merge into the Borrower or any Guarantor, or acquire substantially all of the assets of any other Person, whether in one or a series of transactions; provided, however, that a Guarantor shall be permitted to consolidate with or merge into another Guarantor or the Borrower, so long as the Borrower shall be the surviving corporation, upon providing the Lenders with prior written notice thereof.

         7.4 Disposition of Assets. Neither the Borrower nor any Guarantor shall sell, lease, assign, transfer or otherwise dispose any of its now owned or hereafter acquired assets or properties, other than (i) sales and other dispositions of Inventory in the ordinary course of business, (ii) dispositions of obsolete equipment or equipment no longer used or useful in the business of the Borrower or such Guarantor in an aggregate amount not to exceed $1,000,000 (provided that the foregoing limitation shall not apply if such Borrower or Guarantor has entered into a binding agreement to purchase replacement equipment having equal or greater value for scheduled delivery not later than sixty (60) days after the date of such sale, lease or disposition), and (iii) sale of the airport hanger owned by Astral Aviation, Inc. and located at 4292 South Howell Avenue, Oak Creek, Wisconsin.

         7.5 Sale and Leaseback. Neither the Borrower nor the Guarantors shall enter into any agreement, directly or indirectly, to sell or transfer any Collateral and thereafter to lease back the same or similar property.

         7.6 Investments. Neither the Borrower nor the Guarantors shall make any Investment in or to other Persons, except Permitted Investments.

         7.7 Restricted Payments.

                  (a) The Borrower shall not declare or pay any dividends on its capital stock;

                  (b) The Borrower shall not purchase, redeem, or otherwise acquire for value any of its capital stock, now or hereafter outstanding;

                  (c) The Borrower shall not make any distribution of assets to the Borrower's shareholders as such, whether in cash, assets or in obligations of the Borrower;

                  (d) The Borrower shall not allocate or otherwise set apart any sum for payment of any dividend or distribution on, or for the purchase or redemption of, any shares of its capital stock;

                  (e) The Borrower shall not reduce the outstanding principal amount of indebtedness owed to any shareholder of the Borrower.

         7.8 Transactions with Affiliates. Neither the Borrower nor the Guarantors shall engage in any transaction with an Affiliate on terms materially less favorable to Borrower or any Guarantor than would be available at the time from a Person who is not an Affiliate, other than transactions arising under stock option agreements and employment agreements with members of the Borrower's senior management, sales of inventory, licensing of intellectual property, and the provision of management services and payment of related fees among Borrower and its Affiliates, in each case, in the ordinary course of business and consistent with the Borrower's historic practices.

         7.9 Loans and Advances. Subject to the terms of Section 7.12, neither the Borrower nor the Guarantors shall make any loan or advance to any Person, except (i) extensions of credit in the ordinary course of business by Borrower or the Guarantors to their respective customers and (ii) advances to officers and employees of Borrower the Guarantors for travel and other expenses in the ordinary course of business.

         7.10 Guarantees. Neither the Borrower nor the Guarantors shall guarantee the Indebtedness of any Person, except as permitted by Section 7.2 of this Credit Agreement.

         7.11 Subsidiaries. Except as otherwise permitted pursuant to subsection
(viii) of the definition of "Permitted Investments," neither the Borrower nor the Guarantors shall form any Subsidiary that is not in existence on the Closing Date.

         7.12 Maximum Loan Amount. The Borrower shall not permit the sum of the aggregate amount of all outstanding Revolving Loans plus the aggregate amount of all outstanding LOC Obligations plus the aggregate amount of all outstanding Swing Line Loans plus the AAL Reserve to exceed the lesser of (x) the Borrowing Base and (y) FIFTY-FIVE MILLION DOLLARS ($55,000,000) (as such aggregate maximum amount may be reduced from time to time as provided herein).

                                   SECTION 8

                                EVENTS OF DEFAULT

         Upon the occurrence of any of the following events (each an "Event of Default"):

                  (a) Borrower shall fail to pay on the date when due any installment of the principal of any Loan; or

                  (b) Borrower shall fail to pay on the date when due any interest on the principal of any Loan or any Fee or any other amount due under this Credit Agreement or any other Credit Document and such payment default shall continue unremedied for a period of 5 days or more; or

                  (c) Any representation or warranty made or deemed made by Borrower or any Guarantor herein or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished by the Borrower or any Guarantor at any time under or in connection with this Credit Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made; or

                  (d) (i) Borrower shall default in the due performance or observance of Section 6.4, 6.11, 6.12, 6.13, 7.3 or 7.12, or (ii)
         Borrower or any Guarantor shall default in the observance or performance of any other term, covenant or agreement contained herein or in any of the other Credit Documents (other than as described in subsections 8(a), 8(b), 8(c) or 8(d)(i) above), and such default shall continue unremedied for a period of 30 days or more after written notice thereof from the Agent or the Required Lenders; or

                  (e) Borrower or any Guarantor shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Notes) in a principal amount outstanding of at least $1,000,000 in the aggregate for the Borrower and Guarantors beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created and such Indebtedness has matured by its terms or is accelerated or the holder thereof shall have the right to accelerate such Indebtedness; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness in a principal amount outstanding of at least $1,000,000 in the aggregate for the Borrower and the Guarantors or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or the holder or holders of such Indebtedness or a trustee or agent on behalf of such holder or holders shall cause or have the right to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

                  (f) (i) Borrower or any Guarantor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower or any Guarantor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower or any Guarantor any case, proceeding or other action of a nature referred to in clause (i) above which (X) results in the entry of an order for relief or any such adjudication or appointment or (Y) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Borrower or any Guarantor any case, proceeding other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Borrower or any Guarantor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower or any Guarantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) One or more judgments or decrees shall be entered against Borrower or any Guarantor and such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof and involve in the aggregate a liability (to the extent not paid when due or covered by insurance) of $100,000 or more; or

                  (h) (i) Any Person shall engage in any Prohibited Transaction involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through

         (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

                  (i) Any Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders the security interests, liens, rights, powers and privileges reasonably purported to be created thereby or the validity or enforceability thereof shall be contested by the Borrower or any Guarantor, or the Borrower or any Guarantor shall deny that the Borrower or any Guarantor has any or further liability or obligation under any Credit Document, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any Credit Document shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any Credit Document is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (j) Any event or condition shall occur or exist which, together with all other events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

                  (k) Any Person or "group" of Persons (within the meaning of
         Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) obtains control of more than 40% of the issued and outstanding shares of capital stock of the Borrower having the power to elect a majority of the directors of the Borrower; or

                  (l) The Card Processing Agreement is terminated, amended, modified or restated and not replaced simultaneously with a Replacement Card Processing Agreement, or any Deposit or Reserved Funds (as defined in the Card Processing Agreement on the Closing Date) or any other holdback, escrow or similar reserve of funds under the Card Processing Agreement or the Replacement Card Processing Agreement shall be established or otherwise allowed or caused to be made or exist;

         then, and in any such event, (A) if such event is an Event of Default specified in paragraph (e) above, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents (including, without limitation, the maximum amount of all contingent liabilities under Letters of Credit which amount shall be paid to the Agent and held as cash collateral therefor) shall immediately become due and payable, and
         (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the written consent of the Required Lenders, the Agent may, or upon the written request of the Required Lenders, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the written consent of the Required Lenders the Agent may, or upon the written request of the Required Lenders, the Agent shall, by notice of default to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Credit Agreement and the Credit Documents to be due and payable forthwith and direct the Borrower to pay to the Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit an amount equal to the maximum amount which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                                   SECTION 9

                                AGENCY PROVISIONS

         9.1 Appointment. Each Lender hereby designates and appoints Firstar as Agent hereunder of such Lender to act as specified herein and in the other Credit Documents, and each such Lender hereby authorizes the Agent as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. The provisions of this Section are solely for the benefit of the Agent and the Lenders and none of the Borrower or the Guarantors shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any Guarantor.

         9.2 Delegation of Duties. The Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         9.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents except for its or such Person's own gross negligence or willful misconduct, or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Borrower or any Guarantor contained herein or in any of the other Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency herefor of any of the other Credit Documents, or for any failure of Borrower or any Guarantor to perform its respective obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by Borrower or any Guarantor in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by or on behalf of the Borrower or any Guarantor to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Borrower or any Guarantor.

         9.4 Reliance on Communications. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Agent and any of the Lenders, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat the Lenders as the owner of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 10.6(d). The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders, or all Lenders, as the case may be, as it deems appropriate. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 10.1, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder (other than the failure by the Borrower to pay any principal or interest on any Note when due in accordance with the terms thereof or hereof) unless the Agent has received notice from a Lender or the Borrower referring to the Credit Document, stating that a Default or Event of Default exists, and specifying the particulars thereof. In the event that the Agent receives such a notice or the Borrower fails to pay any principal or interest on any Note when due, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders, other than an action that the Agent reasonably believes would be a violation of law or otherwise prohibited by the Credit Documents.

         9.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent or any Affiliate thereof hereinafter taken, including any review of the affairs of the Borrower and the Guarantors, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and the Guarantors and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and the Guarantors. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower and the Guarantors which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         9.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower), ratably according to their respective Commitment Percentages (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the termination of this Credit Agreement) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent in good faith under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the reasonable opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

         9.8 Agent in its Individual Capacity. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and the Guarantors as though the Agent were not Agent hereunder. With respect to its Loans and Participation Interests, the Agent shall have the same rights, obligations and powers under this Credit Agreement and the other Credit Documents as any Lender and may exercise the same as though it was not Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         9.9 Successor Agent. The Agent may, at any time, resign upon 20 days' written notice to the Lenders and the Borrower. Upon any such resignation, the remaining Lenders shall have the right to appoint a successor Agent (which shall be a Lender) with the prior written consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the remaining Lenders, and shall have accepted such appointment, within 30 days after the notice of resignation, as appropriate, then the retiring Agent shall select a successor Agent provided such successor is a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 9.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.

         9.10 Duty of Care. Notwithstanding any term in this Section 9 to the contrary, Agent shall, in its capacity as Agent under this Credit Agreement, be accountable to Lenders for the management and administration of the Loans in accordance with the customary policies and procedures under which the Agent administers loans for its own account.

                                   SECTION 10

                                  MISCELLANEOUS

         10.1 Amendments, Waivers and Release of Collateral. Neither this Credit Agreement, nor any of the Notes, nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this subsection nor may Collateral be released except as specifically provided herein or in the other Credit Documents. The Required Lenders may, or, with the written consent of the Required Lenders, the Agent may, from time to time, (a) enter into with the Borrower and/or any one or more of the Guarantors, as appropriate, written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding, amending or deleting any provisions of this Credit Agreement or the other Credit Documents or (b) waive, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Credit Agreement or the other Credit Documents or any Default or Event of Default and its consequences or (c) release Collateral in accordance with the terms hereof or of the other Credit Documents or on such other terms and conditions as the Required Lenders may agree; provided, however, that no such waiver and no such amendment, waiver, supplement, modification or release shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or Note or reimbursement obligation or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (other than interest at an increased post-default rate) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment or extend the expiry date of any Letter of Credit beyond the Revolving Termination Date (except any Letter of Credit with respect to which the LOC Obligations thereunder have been fully cash collateralized), in each case without the written consent of each Lender directly affected thereby, or
(ii) amend, modify or waive any provision of this Section 10.1 or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Credit Agreement, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 9 without the written consent of the then Agent, (iv) release any Guarantor or, except as otherwise provided in the Credit Documents, any of the Collateral having a fair market value in excess of $500,000 (whether individually or collectively with any other Collateral to be released in connection therewith) without the written consent of all of the Lenders, or (v) amend Section 3.12 without the written consent of all Lenders. Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Guarantors, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         10.2 Notices. Except as otherwise provided in Section 2, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) when delivered by hand, (ii) when transmitted via telecopy (or other facsimile device) on a Business Day between the hours of 8:30 a.m. and 5:00 p.m. (Milwaukee, Wisconsin time) or on the following Business Day (if sent after 5:00 p.m. Milwaukee, Wisconsin time) to the number set out herein, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by first class mail, postage prepaid, in each case, addressed as follows in the case of the Borrower and the Agent, and as set forth on Schedule 10.2 in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

The Borrower:            Midwest Express Holdings, Inc.
                         6744 South Howell Avenue
                         Oak Creek, Wisconsin  53154
                         Attn:  Treasurer
                         Phone: (414) 747-4000
                         Fax:  (414) 570-3954

                         with a copy to:

                         Foley & Lardner
                         777 East Wisconsin Avenue
                         Milwaukee, WI  53202
                         Attn:  Edward J. Hammond
                         Phone:  (414) 297-5619
                         Fax:  (414) 297-4900

The Agent:               U.S. Bank National Association,
                         d/b/a Firstar Bank N.A.
                         777 East Wisconsin Avenue
                         Milwaukee, Wisconsin  53202
                         Attn:  Jeffrey J. Janza
                         Phone:  (414) 765-6999
                         Fax:  (414) 765-4632

                         with a copy to:

                         Quarles & Brady LLP
                         411 East Wisconsin Avenue
                         Milwaukee, Wisconsin  53202-4497
                         Attn:  Andrew M. Barnes
                         Phone:  (414) 277-5105
                         Fax:  (414) 271-3552

         10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Credit Agreement and the Notes and the making of the Loans, provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all amounts owing hereunder and under any Notes have been paid in full.

         10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent for all its respective out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution and closing of, and any amendment, supplement or modification to, the Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Credit Agreement and any other Credit Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Agent and to the Lenders (including reasonable allocated costs of in-house legal counsel), (c) on demand, to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agent and their Affiliates, officers, directors, shareholders, employees and agents harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Credit Documents and any such other documents and the use, or proposed use, of proceeds of the Loans (all the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that the Borrower shall not have any obligation hereunder to the Agent or any Lender with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of the Agent or any such Lender if so determined by a final nonappealable judgment of a court of competent jurisdiction. The agreements in this Section 10.5 shall survive repayment of the Loans, Notes and all other amounts payable hereunder.

         10.6 Successors and Assigns; Participations; Purchasing Lenders.

                  (a) This Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Credit Agreement or the other Credit Documents without the prior written consent of each Lender (which consent shall not be unreasonably withheld) and no Lender may assign or transfer any of its rights or obligations under this Credit Agreement or the other Credit Documents without the prior written consent of the Borrower (which consent shall not be unreasonably withheld), except as otherwise permitted by this Section 10.6.

                  (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law (and with the consent of the Borrower, which consent shall not be unreasonably withheld, so long as no Event of Default has occurred and is continuing), at any time sell to one or more banks or other entities ("Participant" or "Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Credit Agreement to the other parties to this Credit Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Credit Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. No Lender shall transfer or grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Credit Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the scheduled maturity of any Loan or Note or any installment thereon in which such Participant is participating, or reduce the stated rate or extend the time of payment of interest or Fees thereon except in connection with a waiver of interest at the increased post-default rate) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without consent of any Participant if the Participant's participation is not increased as a result thereof, (ii) release all or substantially all of the Collateral, or (iii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Credit Agreement. In the case of any such participation, the Participant shall not have any rights under this Credit Agreement or any of the other Credit Documents (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that each Participant shall be entitled to the benefits of Sections 3.6, 3.7, 3.8, 3.9 and 10.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell or assign (i) to any Lender or any Affiliate thereof, except that any such sale or assignment shall be made only with the consent of the Borrower (which consent shall not be unreasonably withheld) if such sale or assignment would increase any amount payable by the Borrower hereunder, or (ii) to one or more additional banks or financial institutions ("Purchasing Lenders"), except that any such sale or assignment shall be made only with the consent of the Agent (which consent shall not be unreasonably withheld) and, so long as no Event of Default has occurred and is continuing or at any time if any such sale or assignment would increase any amount payable by the Borrower hereunder, with the consent of the Borrower (which consent shall not be unreasonably withheld): all or any part of its rights and obligations under this Credit Agreement and the Notes in minimum amounts of $10,000,000 (or, if less, the entire amount of such Lender's obligations) if the Purchasing Lender is not a Lender hereunder, or with no minimum amount if the Purchasing Lender is a Lender hereunder, pursuant to a Commitment Transfer Supplement, executed by such Purchasing Lender, such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof so long as no Event of Default has occurred and is continuing, by the Borrower and the Agent), and delivered to the Agent for its acceptance and recording in the Register (as defined in subsection (d)). Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Credit

         Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Credit Agreement, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Credit Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Credit Agreement and the Notes. On or prior to the Transfer Effective Date specified in such Commitment Transfer Supplement, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the Note delivered to the Agent pursuant to such Commitment Transfer Supplement a new Note to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, unless the transferor Lender has not retained a Commitment hereunder, a new Note to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Except for the expense of executing and delivering such new Note to the Agent pursuant to this Section, the Borrower shall not be obligated to pay any transfer fees, costs or expenses to the Agent or any Lender in connection with any such transfer. Such new Note shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby. The Note surrendered by the transferor Lender shall be returned by the Agent to the Borrower marked "canceled."

                  (d) The Agent shall maintain at its address referred to in
         Section 10.2 a copy of each Commitment Transfer supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Lender and a Purchasing Lender and, in the case of a Purchasing Lender that is not then a Lender (or an Affiliate thereof, by the Borrower and the Agent) together with payment to the Agent by the transferor Lender or the Purchasing Lender (as agreed between them), of a registration and processing fee of $3,500 for each Purchasing Lender listed in such Commitment Transfer Supplement, and the Notes subject to such Commitment Transfer Supplement, the Agent shall (i) accept such Commitment Transfer Supplement, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Borrower.

                  (f) Subject to Section 10.15, the Borrower hereby authorizes each Lender to disclose to any Participant or Purchasing Lender each (a "Transferee"), and any permitted prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Credit Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Credit Agreement.

                  (g) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Credit Agreement (including, without limitation, any right to payment of principal and interest under any Note) to any Federal Reserve Bank in accordance with applicable laws.

         10.7 Set-off. In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence and during the continuance of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any Affiliate, branch or agency thereof to or for the credit or the account of the Borrower, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of the Borrower to such Lender hereunder and claims of every nature and description of such Lender against the Borrower, in any currency, whether arising hereunder, under the Notes or under any documents contemplated by or referred to herein or therein, as such Lender may elect, whether or not such Lender has made any demand for payment. The aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         10.8 Disclosure. Nothing herein shall prevent the Agent or any Lender from disclosing any information delivered or made available to it by the Borrower (a) to such Lender's Affiliates, the Agent or any Lender, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority, (d) to the extent reasonably required in connection with any litigation to which the Agent, any Lender, or any of their respective Affiliates may be a party, along with the Borrower or any of its Affiliates, (e) to the extent reasonably required in connection with the exercise of any right or remedy under this Credit Agreement, (f) to such Agent's or Lender's legal counsel and financial consultants and independent auditors, and (g) to any Transferee or permitted prospective Transferee.

         10.9 Termination of Existing Credit Agreement. The Existing Credit Agreement shall be terminated automatically on the Closing Date.

         10.10 Table of Contents and Section Headings. The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Credit Agreement.

         10.11 Counterparts. This Credit Agreement may be executed by one or more of the parties to this Credit Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         10.12 Severability. Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.13 Integration. This Credit Agreement, the Notes and the other Credit Documents represent the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent, the Borrower or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Notes.

         10.14 Governing Law. This Credit Agreement and the other Credit Documents and the rights and obligations of the parties under this Credit Agreement and the other Credit Documents shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Wisconsin without giving effect to its conflicts of law provisions.

         10.15 Consent to Jurisdiction and Venue. All judicial proceedings brought against the Borrower with respect to this Credit Agreement, any Note or any of the other Credit Documents shall be brought in any state or federal court of competent jurisdiction in the State of Wisconsin, and, by execution and delivery of this Credit Agreement, the Borrower accepts, for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement from which no appeal has been taken or is available. The Borrower, the Agent and the Lenders irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall limit the right of any Lender to bring proceedings against the Borrower in the court of any other jurisdiction.

         10.16 Confidentiality. The Agent and each of the Lenders agrees to keep confidential (and to use commercially reasonable efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Agent or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to a Transferee or permitted potential Transferee of such Lender or any direct or indirect contractual counterparty in any swap agreement relating to the Loans or such potential assignee's or participant's or counterparty's advisors who need to know such Information (provided that any such potential assignee or participant or counterparty shall, and shall use its commercially reasonable efforts to cause its advisors to, keep confidential all such information on the terms set forth in this Section 10.15, (c) to the extent requested by any examiner or regulatory authority, (d) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (e) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Credit Documents or (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.15 or (ii) becomes available to the Agent any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Agent or any Lender based on any of the foregoing) that are received from the Borrower and related to the Borrower or any Subsidiary of the Borrower, other than any of the foregoing that were available to the Agent or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower, and which are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this Section 10.15 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

         10.17 Acknowledgments. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

                  (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any of its Affiliates arising out of or in connection with this Credit Agreement and the relationship between Agent and Lenders, on one hand, and the Borrower and its Affiliates, on the other hand, in connection herewith is solely that of creditor and debtor; and

                  (c) no joint venture exists among the Lenders or among the Borrower, any of its Affiliates and the Lenders.

         10.18 Waivers of Jury Trial. THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         10.19 Limitation of Liability. THE BORROWER HEREBY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO CLAIM OR RECOVER FROM THE AGENT AND THE LENDERS ANY EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES.

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                                        MIDWEST EXPRESS HOLDINGS, INC.



                                                 By: /s/ Robert Bahlman
                                                    ---------------------------
                                                 Title: Chief Financial Officer

LENDERS: U.S. BANK NATIONAL ASSOCIATION, d/b/a FIRSTAR BANK, N.A., in its capacity as Agent and as a Lender


                                                 By: /s/ Jeff Janza
                                                    ----------------------------
                                                 Title: Vice President

                                                BANK ONE,
                                                NA (Main
                                                Office
                                                Chicago)


                                                By: /s/ A.F. Maggiore
                                                   ----------------------------
                                                Title: Director, Capital Markets

                                                 M&I
                                                 MARSHALL
                                                 & ILSLEY
                                                 BANK


                                                 By: /s/ Mark Czarnecki
                                                 Title: Assistant Vice President


                                                 By: /s/ James Miller
                                                 Title: Vice President

                         LIST OF SCHEDULES AND EXHIBITS



SCHEDULE 1.1..........ELIGIBLE DC-9 AIRCRAFT and ELIGIBLE OTHER AIRCRAFT

SCHEDULE 1.2 .........EXISTING LETTERS OF CREDIT

SCHEDULE 1.3 .........EXISTING LIENS

SCHEDULE 1.4 .........EXISTING REVOLVING LOANS

SCHEDULE 2.1(a) ......REVOLVING COMMITMENTS, LOC COMMITMENTS and SWING LINE
                       COMMITMENT PERCENTAGES

SCHEDULE 2.1(d) ......APPLICABLE PERCENTAGES

SCHEDULE 5.14 ........SUBSIDIARIES

SCHEDULE 5.17 ........ENVIRONMENTAL MATTERS

SCHEDULE 10.2 ........NOTICES, DOMESTIC LENDING OFFICES and EURODOLLAR LENDING
                       OFFICES

EXHIBIT 2.1(e) .......REVOLVING NOTE

EXHIBIT 2.1(b)(i) ....LOAN REQUEST

EXHIBIT 3.2 ..........NOTICE FOR CONVERSION/EXTENSION OF LOANS

EXHIBIT 4.1(a)(ix) ...SUBSIDIARY GUARANTY

EXHIBIT 4.1(c) .......CERTIFICATE AS TO FINANCIAL CONDITION

EXHIBIT 4.1(f) .......FORM OF CERTIFICATE OF SECRETARY OF BORROWER and EACH
                       GUARANTOR

EXHIBIT 4.1(l) .......BORROWING BASE CERTIFICATE

EXHIBIT 4.1(m) .......BORROWER'S COMPLIANCE CERTIFICATE

EXHIBIT 10.6(c) ......COMMITMENT TRANSFER SUPPLEMENT

                                  SCHEDULE 1.1

               ELIGIBLE DC-9 AIRCRAFT and ELIGIBLE OTHER AIRCRAFT


   Manufacturer             Type/Model           Reg #               Serial #
   ------------             ----------           -----               --------
   McDonnell Douglas        DC-9-14              N80ME              45795
   McDonnell Douglas        DC-9-15              N300ME             45718
   McDonnell Douglas        DC-9-14              N400ME             45727
   McDonnell Douglas        DC-9-14              N500ME             45711
   McDonnell Douglas        DC-9-14              N600ME             45725
   McDonnell Douglas        DC-9-14              N700ME             45696
   McDonnell Douglas        DC-9-14              N800ME             45842
   McDonnell Douglas        DC-9-14              N900ME             45841
   McDonnell Douglas        DC-9-32              N301ME             47190
   McDonnell Douglas        DC-9-32              N302ME             47102
   McDonnell Douglas        DC-9-32              N401ME             47133
   McDonnell Douglas        DC-9-32              N501ME             47132
   McDonnell Douglas        DC-9-32              N502ME             48132
   McDonnell Douglas        DC-9-32              N602ME             48133
   McDonnell Douglas        MD-81                N804ME             48030
   McDonnell Douglas        MD-81                N806ME             48032
   McDonnell Douglas        MD-81                N807ME             48033
   McDonnell Douglas        MD-82                N809ME             48071
   McDonnell Douglas        MD-82                N810ME             48072
   McDonnell Douglas        MD-81                N812ME             48006
   McDonnell Douglas        MD-81                N813ME             48007
   McDonnell Douglas        MD-81                N814ME             48010

                                        SCHEDULE 1.2

                                  EXISTING LETTERS OF CREDIT

AUGUST, 2001

  L/C #      U.S. Dollar Amt.                       Beneficiary                               Expiry Date

  S121511   $    93,000.00                    City of Los Angeles, CA                           2/28/02
  S121582   $    15,000.00                   Lee County Port Authority                         12/12/01
  S121584   $    10,000.00                      Dynair Fueling, Inc.                           12/12/01
  S121498   $    13,736.65                    Greater Toronto Airports                          1/3/02
  S121508   $   100,000.00                  Airlines Reporting Corporation                      2/17/02
  S121524   $    30,922.00               San Francisco International Airport                    3/15/02
  S121538   $    39,787.21                     Greater Toronto Airports                         4/21/02
  S121542   $    10,000.00                         Air Cargo, Inc.                              5/4/02
  S121532   $     5,000.00               Clark County Department of Aviation                    4/30/02
  S121546   $     6,165.00                     Columbus Municipal Airport                       5/19/02
  S121551   $    30,000.00                       City of St. Louis                              5/31/02
  S121556   $     8,200.00            Metropolitan Nashville Airport Authority                  6/4/02
  S121569   $     3,500.00                      Kenton County Airport                           7/15/02
  S121574   $    93,044.70                Kansas City International Airport                     9/1/02
  S121578   $     4,196.00    Regional Airport Authority of Louisville & Jefferson County       8/16/02
  S121580   $    11,774.27                     Greater Toronto Airports                         9/19/02
  S121530   $ 1,032,000.00                       Sentry Insurance                               3/17/02
  S121576   $ 8,023,575.00                     Firstar Trust Company                            8/15/02
  S121981   $     7,500.00                      Delta Air Lines, Inc.                           4/30/02
  S124139   $    55,000.00           Port Authority of New York and New Jersey                  2/8/02
  S124140   $    75,000.00           Port Authority of New York and New Jersey                  2/8/02
  S124375   $ 7,103,562.00                      Firstar Trust Company                           4/15/02


                                  SCHEDULE 1.3

                                 EXISTING LIENS


1. Liens on a Fairchild Dornier 328-300 jet aircraft with registration number 356SK and serial number 3163 and associated engines, which was debt financed with Kreditanstalt Fur Wiederaufbau ("KfW") of Germany in February 2001.

2. Liens on a Fairchild Dornier 328-300 jet aircraft with registration number 357SK and serial number 3164 and associated engines, which was debt financed with KfW of Germany in March 2001.

3. Liens on a Fairchild Dornier 328-300 jet aircraft with registration number 358SK and serial number 3188 and associated engines, which was debt financed with KfW of Germany in May 2001.

4. Liens on a McDonnell-Douglas MD-81 aircraft with registration number 803ME and serial number 48029 and associated engines, which was debt financed with Siemens Financial Services, Inc. in June 2001.

5. Liens granted by the AAL Mortgage and Security Agreement to secure the AAL Loan, provided, however, that the outstanding principal balance of the AAL Loan shall not exceed $2,937,273.94 at any time after the Closing Date, and further provided, that after October 5, 2001 such Liens shall not cover any tangible or intangible real or personal property other than real estate and fixtures at the premises located at 6744 South Howell Avenue, Oak Creek, Wisconsin.

                                 SCHEDULE 2.1(a)

                     REVOLVING COMMITMENTS, LOC COMMITMENTS

                      and SWING LINE COMMITMENT PERCENTAGES



---------------------------------------- ------------------------------- ----------------------------------
                                            Revolving Commitment Amount    Revolving Commitment Percentage
---------------------------------------- ------------------------------- ----------------------------------
U.S. Bank National Association, d/b/a                       $26,500,000                           48.1818%
Firstar Bank, N.A.
---------------------------------------- ------------------------------- ----------------------------------
M&I Marshall & Ilsley Bank                                  $20,500,000                           37.2727%
---------------------------------------- ------------------------------- ----------------------------------
Bank One, NA                                                 $8,000,000                           14.5455%
---------------------------------------- ------------------------------- ----------------------------------
                                 Totals                     $55,000,000                          100.0000%
---------------------------------------- ------------------------------- ----------------------------------


---------------------------------------- ------------------------------- ----------------------------------
                                                  LOC Commitment Amount          LOC Commitment Percentage
---------------------------------------- ------------------------------- ----------------------------------
U.S. Bank National Association, d/b/a                       $12,045,450                           48.1818%
Firstar Bank, N.A.
---------------------------------------- ------------------------------- ----------------------------------
M&I Marshall & Ilsley Bank                                   $9,318,175                           37.2727%
---------------------------------------- ------------------------------- ----------------------------------
Bank One, NA                                                 $3,636,375                           14.5455%
---------------------------------------- ------------------------------- ----------------------------------
                                 Totals                     $25,000,000                          100.0000%
---------------------------------------- ------------------------------- ----------------------------------

---------------------------------------- --------------------------------------
                                              Swing Line Commitment Percentage
---------------------------------------- --------------------------------------
U.S. Bank National Association, d/b/a                                 48.1818%
Firstar Bank, N.A.
---------------------------------------- --------------------------------------
M&I Marshall & Ilsley Bank                                            37.2727%
---------------------------------------- --------------------------------------
Bank One, NA                                                          14.5455%
---------------------------------------- --------------------------------------
                                 Totals                              100.0000%
---------------------------------------- --------------------------------------

                                                  SCHEDULE 2.1(d)

                                              APPLICABLE PERCENTAGES


   ---------------- ---------------------- ----------------------- --------------------- ---------------------
    Pricing Level      Leverage Ratio      Applicable Percentage        Applicable            Applicable
                                               for Eurodollar           Percentage          Percentage for
                                                   Loans              for Letter of      Unused Facility Fee
                                                                        Credit Fee
   ---------------- ---------------------- ----------------------- --------------------- ---------------------
          3               >3.0:1.0                  2.50                   1.50                  0.50
                          -
   ---------------- ---------------------- ----------------------- --------------------- ---------------------
          2         >2.0:1.0 but <3.0:1.0           2.00                   1.25                 0.375
                    -
   ---------------- ---------------------- ----------------------- --------------------- ---------------------
          1               <2.0:1.0                  1.50                   1.00                  0.25
   ---------------- ---------------------- ----------------------- --------------------- ---------------------



                                  SCHEDULE 5.14

                                  SUBSIDIARIES


             Name                                 Jurisdiction                    Ownership

Midwest Express Airlines, Inc.                      Wisconsin                        100%
                                                  (corporation)

Astral Aviation, Inc.                                Delaware                   Midwest Express
                                                  (corporation)                 Airlines, Inc.
                                                                                     100%

Midwest Express Services - Omaha, Inc.               Nebraska                   Midwest Express
                                                  (corporation)                 Airlines, Inc.
                                                                                     100%

Midwest Express Services - Kansas City, Inc.         Missouri                   Midwest Express
                                                  (corporation)                 Airlines, Inc.
                                                                                     100%

YX Properties, LLC                                   Nebraska                   Midwest Express
                                                (limited liability          Services - Omaha, Inc.
                                                     company)                        100%

                                                   SCHEDULE 5.17

                                               ENVIRONMENTAL MATTERS


                                                       None

                                                   SCHEDULE 10.2

                         NOTICES, DOMESTIC LENDING OFFICES and EURODOLLAR LENDING OFFICES



------------------------------- ---------------------------- ---------------------------- ----------------------------
                                        Address for            Domestic Lending Office     Eurodollar Lending Office
                                          Notices
------------------------------- ---------------------------- ---------------------------- ----------------------------
U.S. Bank National              777 East Wisconsin Avenue    777 East Wisconsin Avenue    777 East Wisconsin Avenue
Association, d/b/a Firstar      Milwaukee, Wisconsin 5320    Milwaukee, Wisconsin 53202   Milwaukee, Wisconsin 53202
Bank, N.A.
------------------------------- ---------------------------- ---------------------------- ----------------------------
M&I Marshall & Ilsley Bank      770 North Water Street       770 North Water Street       770 North Water Street
                                Milwaukee, Wisconsin 53202   Milwaukee, Wisconsin 53202   Milwaukee, Wisconsin 53202
------------------------------- ---------------------------- ---------------------------- ----------------------------
Bank One, NA                    111 East Wisconsin Avenue    111 East Wisconsin Avenue    111 East Wisconsin Avenue
                                Milwaukee, Wisconsin 53202   Milwaukee, Wisconsin 53202   Milwaukee, Wisconsin 53202
------------------------------- ---------------------------- ---------------------------- ----------------------------

                                 EXHIBIT 2.1(e)

                                 REVOLVING NOTE



$______________                                                  August 31, 2001

         FOR VALUE RECEIVED, Midwest Express Holdings, Inc., a Wisconsin
corporation (the "Borrower"), hereby promises to pay to the order of [         ]
(the "Lender"):

                  (a) on the Revolving Termination Date the principal amount of
         [ ] Dollars ($______) or, if less, the aggregate unpaid principal amount of Loans advanced by the Lender to the Borrower pursuant to the Senior Secured Revolving Credit Agreement dated as of August 31, 2001, among the Borrower, the Lender, the other lenders party thereto and U.S. Bank National Association, d/b/a Firstar Bank, N.A., as Agent (the "Credit Agreement"); and

                  (b) interest on the principal balance hereof from time to time outstanding from the date of this Note through and including the maturity date hereof at the times and at the rates provided in the Credit Agreement.

         This Note constitutes one of the Notes issued under the Credit Agreement, to which Credit Agreement reference is hereby made for a statement of the terms and conditions on which loans in part evidenced hereby were or may be made, and for a description of the conditions upon which this Note may be prepaid, in whole or in part, or its maturity accelerated.

         This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Lender and any holder hereof is entitled to the benefits of the Credit Agreement and the other Credit Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Borrower irrevocably authorizes the Lender to make or cause to be made, at or about the date of any Loan made to the Borrower or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to any Loans made to the Borrower shall be prima facie evidence of the principal amount thereof owing and unpaid by the Borrower to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal and of interest on this Note when due.

         The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note severally owing by the Borrower on the terms and conditions specified in the Credit Agreement.

         If any one or more of the Events of Default shall occur and be continuing with respect to the Borrower, the entire unpaid principal amount of this Note owing by the Borrower and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         Except to the extent otherwise provided in the Credit Agreement, the Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF WISCONSIN.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the day and year first above written.

                                          MIDWEST EXPRESS HOLDINGS, INC.


                                          By:     ______________________________

                                          Its:    ______________________________

                                EXHIBIT 2.1(b)(i)

                                  LOAN REQUEST


Date:    ____________, 200__


To: U.S. Bank National Association, d/b/a Firstar Bank, N.A., as Agent for the Lenders party to the Senior Secured Revolving Credit Agreement dated as of August 31, 2001 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among Midwest Express Holdings, Inc., (the "Borrower"), the Agent and the Lenders


Ladies and Gentlemen:

         The undersigned Borrower refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.1(b) of the Credit Agreement, of the Borrowing specified below:

                  1. The Business Day of the proposed Borrowing is ________________________, _____.

                  2.  The aggregate amount of the proposed Borrowing is
         _______________________.

                  3. The Borrowing is to be comprised of ___________ of [Base Rate] [Eurodollar] Loans.

                  4. The duration of the Interest Period for the Eurodollar Loans included in the Borrowing shall be _____ months.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (a) the representations and warranties of the Borrower made by the Borrower in the Credit Agreement and by the Guarantors in the Other Credit Documents, or which are contained in any certificate furnished at any time under or in connection therewith shall be true and correct on and as of the date of such Loan as if made on and as of such date (unless a representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date); and

                  (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing.

                                          MIDWEST EXPRESS HOLDINGS, INC.


                                          By: _______________________________
                                          Title: ____________________________

                                   EXHIBIT 3.2

                         NOTICE FOR CONVERSION/EXTENSION
                                    OF LOANS


Date:    ____________, 200__


To: U.S. Bank National Association, d/b/a Firstar Bank, N.A., as Agent for the Lenders party to the Senior Secured Revolving Credit Agreement dated as of August 31, 2001 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among Midwest Express Holdings, Inc., (the "Borrower"), the Agent and the Lenders


Ladies and Gentlemen:

         The undersigned Borrower refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 3.2 of the Credit Agreement, that the Borrower requests conversion or extension of the following Loans as follows (the "Proposed Borrowing"):

         1.   Business Day of the Proposed Borrowing: ________________-, ______

         2.   Applicable Loan(s):                               _______________

         3.   Total Amount of Loans to be converted/extended:  $_______________

         4.   Amount of (3) to be allocated to
               Eurodollar Loans:                               $_______________

         5.   Amount of (3) to be allocated to Base
               Rate Loans:                                     $_______________

         6. Interest Periods and amounts to be allocated thereto in respect of Eurodollar Loans (amounts total (4)):

         (i)      one month                          $_________________

         (ii)     two months                         $_________________

         (iii)    three months                       $_________________

         (iv)     six months                         $_________________


         Total Eurodollar Loans                      $
                                                      =================

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (a) the representations and warranties of the Borrower made by the Borrower in the Credit Agreement and by the Guarantors in the Other Credit Documents, or which are contained in any certificate furnished at any time under or in connection therewith shall be true and correct on and as of the date of such Loan as if made on and as of such date (unless a representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date); and

                   (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing.

                                         MIDWEST EXPRESS HOLDINGS, INC.


                                         By: _______________________________
                                         Title: ____________________________

                               EXHIBIT 4.1(a)(ix)

                               SUBSIDIARY GUARANTY


         THIS SUBSIDIARY GUARANTY (the "Guaranty") is made as of August 31, 2001 by [Name of Guarantor] (the "Guarantor"), to and for the benefit of U.S BANK NATIONAL ASSOCIATION, d/b/a FIRSTAR BANK, N.A. ("Firstar," and, in its capacity as agent, the "Agent"), M&I MARSHALL & ILSLEY BANK ("M&I"), BANK ONE, NA and the other Lenders party to the Credit Agreement from time to time ("Bank One"; the Agent, M&I, Bank One, and such other Lenders are referred to collectively herein as the "Lenders").

         WHEREAS, Midwest Express Holdings, Inc., a Wisconsin corporation (the "Borrower"), and the Lenders have entered into a Credit Agreement dated as of the date hereof (the "Credit Agreement"; capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement), pursuant to which the Lenders have agreed to make certain Loans to the Borrower and to issue certain Letters of Credit for the account of the Borrower, and the Borrower has agreed to pay all unpaid principal of and accrued and unpaid interest on the Loans, the aggregate amount of LOC Obligations, all accrued and unpaid fees, and all other Obligations of the Company to the Lenders, any Lender or the Agent arising under any of the Credit Documents, including without limitation costs and expenses as provided in the Credit Documents (collectively, the "Obligations");

         WHEREAS, the Guarantor will benefit from the Obligations and the Borrower's performance of the Obligations and is therefore willing to guarantee the payment and performance of each of the Obligations.

         NOW, THEREFORE, in consideration of the Obligations, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Guarantor agrees as follows:

         1. Guarantor unconditionally and absolutely guarantees the full and prompt payment and performance of each of the Obligations when due, whether according to the present terms of the Obligations or any change or changes in the terms, covenants and conditions of any of the Obligations, now or at any time hereafter made or granted, or any earlier or accelerated date or dates for payment or performance of the agreements set forth in the Obligations. It is understood that this Guaranty is a continuing guarantee of the payment of the indebtedness represented by the Obligations, is not limited to a guarantee of collection of the indebtedness represented by the Obligations and shall remain in full force and effect until the termination of the Obligations.

         2. To the extent not prohibited by law, the Guarantor expressly waives notice of the acceptance of this Guaranty, the creation of any present or future Obligations, nonpayment of any Obligations, proceedings to collect from the Borrower or anyone else, and all diligence of collection and presentment, demand, notice and protest. With respect to any of the Obligations, the Agent may from time to time without notice to the Guarantor and without liability to the Guarantor

(a) surrender, release or impair any security or collateral or surrender, release or agree not to sue any guarantor or surety; (b) fail to realize upon any of the Obligations or to proceed against the Borrower or any guarantor or surety; (c) renew or extend the time of payment; (d) increase or decrease the rate of interest; (e) accept security or collateral; (f) determine the allocation and application of payments and credits and accept partial payments and credits; (g) determine what, if anything, may at any time be done with reference to any security or collateral; and (h) settle or compromise the amount due or owing or claimed to be due or owing. The Guarantor expressly consents to and waives notice of all of the above.

         3. Guarantor shall have no right of subrogation with respect to the Obligations or any monies due and unpaid thereon, or any collateral securing the Obligations, if any. Without limiting the generality of the foregoing, the Guarantor hereby disclaims any claim, remedy or right, including a claim for contribution, reimbursement, exoneration, subrogation or indemnification, which it may have against a co-guarantor indebted or under liability, either direct or indirect of whatsoever nature, to the Lenders or against the Borrower.

         4. Guarantor agrees that the Guarantor's obligation to make payment in accordance with the terms of this Guaranty shall not be impaired, modified, changed, released or limited in any manner whatsoever in the event any portion of the Obligations are invalid or unenforceable against the Borrower for any reason other than actual payment in full, or by any impairment, modification, change, release or limitations of the liability of the Borrower or its estate in bankruptcy resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other similar federal or state statute, or from the decision of any court.

         5. Guarantor agrees to pay all costs and expenses, including reasonable attorneys' fees incurred by the Lenders, their successors or assigns, in enforcing this Guaranty.

         6. Guarantor agrees that this Guaranty shall inure to the benefit of Lenders and may be enforced by the Agent (for the benefit of the Lenders) and any subsequent holder or holders of the Obligations, and shall be binding and enforceable upon the Guarantor and the Guarantor's personal representatives, heirs, successors and assigns.

         7. In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the Guarantor, any such notice being expressly waived by the Guarantor to the extent permitted by applicable law, upon the occurrence and during the continuance of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any Affiliate, branch or agency thereof to or for the credit or the account of the Guarantor, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of the Guarantor to the Lenders hereunder and claims of every nature and description of the Lenders against the Guarantor, in any currency, whether arising hereunder, under the Notes or under any documents contemplated by or referred to herein or therein, as such Lender may elect, whether or not such

Lender has made any demand for payment. The aforesaid right of set-off may be exercised by such Lender against the Guarantor or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Guarantor, or against anyone else claiming through or against the Guarantor or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the Guarantor and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         8. Guarantor agrees that all references in this Guaranty to Obligations of the Borrower shall include any successor or assignee of the Borrower so long as this Guaranty remains in effect.

         9. Guarantor agrees that this Guaranty shall be governed by the laws of the State of Wisconsin, other than its laws governing choice of law.

         10. If any term or provision of this Guaranty shall to any extent be invalid or unenforceable, the remainder of this Guaranty, or the application of any such term or provision other than those which are invalid or unenforceable, shall not be affected thereby, and each term and provision shall be valid and enforceable to the fullest extent permitted by law.

         11. Guarantor represents, warrants and covenants to the Lenders that, as of the date of this Guaranty: the fair salable value of the Guarantor's assets exceeds the Guarantor's liabilities including all contingent liabilities and; the Guarantor is meeting Guarantor's current liabilities as they mature. Guarantor is fully aware of the financial condition of the Borrower. Guarantor is delivering this Guaranty based solely upon Guarantor's own independent investigation of the Borrower and the Obligations secured by this Guaranty and in no part upon any representation or statement of the Lenders or the Agent with respect thereto. The Guarantor is in a position to and hereby assumes full responsibility for obtaining any additional information concerning the Borrower's financial condition as Guarantor may deem material to Guarantor's obligations hereunder and Guarantor is neither relying upon nor expecting the Lenders or the Agent to furnish Guarantor any information in the Lenders' or the Agent's possession concerning the Borrower's financial condition.

         12. Anything herein or in any other document, instrument or agreement executed and delivered in connection herewith to the contrary notwithstanding, the maximum liability of the Guarantor hereunder as at any date of determination thereof shall in no event exceed the Guarantor's Maximum Guaranteed Amount (as defined below) as determined at the earliest of such date, the date of the commencement of a case under Title 11 of the United States Code in which the Guarantor is a debtor, and the date enforcement hereunder is sought. For the purpose of this paragraph, "Maximum Guaranteed Amount" shall mean the greater of
(i) the aggregate amount of the Obligations outstanding under the Credit Agreement to the extent the proceeds thereof are used to make a Valuable Transfer (as defined below) to the Guarantor and (ii) ninety-five percent (95%) of the Adjusted Net Worth (as defined below) of the Guarantor. For the purpose of this paragraph,

"Valuable Transfer" shall mean the amount of (i) all loans, advances or capital contributions made to the Guarantor with proceeds of funds advanced by the Lenders pursuant to the Credit Agreement; (ii) all debt securities or other obligations of the Guarantor acquired from the Guarantor or retired by the Guarantor with proceeds of funds advanced by the Lenders pursuant to the Credit Agreement; (iii) the fair market value of all property acquired with proceeds of funds advanced by the Lenders pursuant to the Credit Agreement and transferred, absolutely and not as collateral, to the Guarantor, (iv) all equity securities of the Guarantor acquired from the Guarantor with proceeds of funds advanced by the Lenders pursuant to the Credit Agreement; and (v) the value of any quantifiable economic benefits not included in clauses (i) through (iv), above, but includable in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, accruing to the Guarantor as a result of funds advanced by the Lenders pursuant to the Credit Agreement. For purposes of this paragraph, "Adjusted Net Worth" shall mean the excess of (i) the amount of the "present fair saleable value" of the assets of the Guarantor as of the date of determination, over (ii) the amount of all "liabilities of such Guarantor, contingent or otherwise," as of the date of determination, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors. In determining the Adjusted Net Worth of the Guarantor for purposes of calculating the Maximum Guaranteed Amount for the Guarantor, the liabilities of the Guarantor to be used in such determination pursuant to clause (ii) of the preceding sentence shall in any event include any amounts guaranteed by the Guarantor pursuant to clause (i) of the definition of Maximum Guaranteed Amount, as discounted by the probability that the Guarantor shall be required to pay such amount, as determined by the Guarantor's independent certified accountants.

         13. Guarantor is a corporation duly organized and validly existing, and the execution of this Guaranty has been duly authorized by all requisite corporate action, and when executed and delivered will be binding and enforceable on such corporation in accordance with its terms. [insert the following additional sentence in the guaranty of Services-Kansas City:
Notwithstanding the foregoing, Guarantor is not existing in good standing as of the Closing Date, but as of October 12, 2001 and at all times thereafter it shall be validly existing as a Missouri corporation in good standing under the laws of the State of Missouri.]

         14. This Guaranty constitutes the entire agreement of the Guarantor with the Lenders with respect to the subject matter hereof and may not be amended, modified or changed in any manner without the prior written consent of the Lenders.

         15. Guarantor has carefully read the Credit Agreement and the representations, warranties, covenants and agreements attributable to Guarantor therein, each such representation, warranty, covenant and agreement is hereby incorporated herein and are, as to such representations and warranties, true and correct as of the date hereof, and as to such agreements and covenants, binding upon Guarantor.

         16. Guarantor agrees that, if at any time all or any part of any payment theretofore applied by any Lender to any of the Obligations is or must be rescinded or returned by such Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower), such Obligations shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by such Lender, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though such application by such Lender had not been made.

         THIS GUARANTY has been executed as of the day and year first written above.

                                                  GUARANTOR:

                                                  [NAME OF GUARANTOR]

                                                  By:___________________________
                                                  Its:__________________________

                                 EXHIBIT 4.1(c)

                      CERTIFICATE AS TO FINANCIAL CONDITION


Date:    August ___, 2001


To: U.S. Bank National Association, d/b/a Firstar Bank, N.A., as Agent for the Lenders party to the Senior Secured Revolving Credit Agreement dated as of August 31, 2001 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among Midwest Express Holdings, Inc., (the "Borrower"), the Agent and the Lenders;


         The following is delivered with and as a condition to the making of Loans under the Credit Agreement. Capitalized terms not otherwise defined herein are used as defined in the Credit Agreement.

         I, _____________, hereby certify that as of the date hereof, I am the _____________ of Midwest Express Holdings, Inc. (the "Borrower") which has executed Notes in favor of the Lenders under the Credit Documents and I am _____________ of each Guarantor, and that:

         1. I am informed regarding the business, operations, assets, liabilities, capital requirements, financial condition and financial affairs of the Borrower and each of its Subsidiaries (including without limitation each Guarantor).

         2. I have read and understand the Credit Documents, each of which I have participated in negotiating, and I have had the opportunity to consult with legal counsel concerning their meaning. I am familiar with the transactions contemplated to occur in connection with the consummation of the Credit Documents.

         3. I have reviewed the contents of this Certificate and have had the opportunity to consult with legal counsel concerning such content.

         4. I have reviewed the financial records of the Borrower and its Subsidiaries, and I have conferred with such directors, officers, employees, accountants and financial advisers of the Borrower and its Subsidiaries as I have deemed appropriate.

         5. On the date hereof, upon the consummation of the transactions contemplated in the Credit Documents and the incurrence of all indebtedness and liabilities contemplated by the Credit Documents, and immediately upon giving effect to each of the foregoing transactions, neither the Borrower nor any
Guarantor:

           A. will be rendered "insolvent." I understand that, in this context, "insolvent" means that the present fair salable value of the Borrower's or such Guarantor's assets is less than the amount that will be required to pay the probable liability on existing debts of the Borrower or such Guarantor (as the case may be) as they become absolute and matured. I also understand that the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent; and

          B. will be left with remaining property that constitutes "unreasonably small capital." I understand that "unreasonably small capital" depends on the nature of the particular business or businesses conducted, or to be conducted, and the statement made in the preceding sentence is based on the current and anticipated future conduct of the business of the Borrower or such Guarantor (as the case may be), including available credit capacity.

         6. Neither the Borrower nor any Guarantor does, by executing, delivering and consummating the Credit Documents or by taking any action with respect thereto, intend to incur, nor does it expect it will incur, debts beyond its ability to pay as such debts mature.

         7. For purposes of making this certification, in determining the maximum amount of the Obligations required to be paid by the Borrower or any Guarantor, such maximum amount has been discounted by the probability that the Borrower or such Guarantor, as the case may be, would be required to pay the full amount of the Obligations.

         I understand that the Lenders are relying on the truth and accuracy of the foregoing in connection with entering into the Credit Documents and making the Loans.

         I represent that the foregoing information to be, to the best of my knowledge and belief, true and correct and in witness whereof I set my hand hereto as of ____ day of August, 2001.

                                           [SIGNATURE BLOCKS FOR BORROWER AND
                                            EACH GUARANTOR]

                                 EXHIBIT 4.1(f)

                        [FORM OF CERTIFICATE OF SECRETARY
                         OF BORROWER and each Guarantor]

         Pursuant to Section 4.1(f) of the Senior Secured Revolving Credit Agreement, dated as of August 31, 2001 by and among Midwest Express Holdings, Inc. (the "Borrower"), the several lenders identified on the signature pages thereto and such other lenders as may from time to time become a party thereto (each a "Lender" and collectively, the "Lenders"), and U.S. Bank National Association d/b/a Firstar Bank, N.A., as agent for the Lenders (in such capacity, the "Agent"), the undersigned Secretary of [Name of Borrower/Guarantor] hereby certifies as follows:

         1. Attached hereto as Annex I is a true and complete copy of resolutions duly adopted by the Directors of [Name of Borrower/Guarantor] on _________________________, 1998, and such resolutions have not in any way been rescinded or modified and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such resolutions are the only limited liability company proceedings of [Name of Borrower/Guarantor] now in force relating to or affecting the matters referred to therein.

         2. Attached hereto as Annex II is a true and complete copy of the Bylaws of [Name of Borrower/Guarantor] as in effect at all times since ________________________ to and including the date hereof.

         3. Attached hereto as Annex III is a true and complete copy of the [Articles of Incorporation/Organization] of [Name of Borrower/Guarantor] and all amendments thereto as in effect on the date hereof.

         4. The following persons are now duly elected and qualified officers of [Name of Borrower/Guarantor], holding the offices indicated next to their names below, and such officers have held such offices with [Name of Borrower/Guarantor] at all times since _____________________ to and including the date hereof, and the signatures appearing opposite their names below are their true and genuine signatures, and such officers are duly authorized to execute and deliver on behalf of Borrower the Credit Agreement and each of the other Credit Documents (as such term is defined in the Credit Agreement) and to act as authorized officers on behalf of [Name of Borrower/Guarantor] under the Credit Agreement:

Name                      Office                     Signature

------------------        -------------------        -----------------------

------------------        -------------------        -----------------------

         IN WITNESS WHEREOF, the undersigned has hereunto set his/her name as of the ____ day of August, 2001.

                                        By:
                                            ------------------------------------
                                        Title:  Secretary

                                 EXHIBIT 4.1(l)

                           BORROWING BASE CERTIFICATE


                                  Computation Date: ______________, 19__


U.S. Bank National Association,
d/b/a Firstar Bank, N.A.
777 East Wisconsin Avenue
Milwaukee WI  53202

M&I Marshall & Ilsley Bank
770 North Water Street
Milwaukee WI  53202

Bank One, NA
111 East Wisconsin Avenue
Milwaukee WI  53202

Gentlemen:

         This certificate is delivered to you pursuant to the Senior Secured Revolving Credit Agreement, dated as of August 31, 2001 by and among MIDWEST EXPRESS HOLDINGS, INC. (the "Borrower"), the several lenders identified on the signature pages thereto and such other lenders as may from time to time become a party thereto (each a "Lender" and collectively, the "Lenders"), and U.S. BANK NATIONAL ASSOCIATION, d/b/a FIRSTAR BANK, N.A., as agent for the Lenders (in such capacity, the "Agent"). The defined terms in the Credit Agreement are used herein with the same meanings as specified in the Credit Agreement and all references to "Sections" are to Sections of the Credit Agreement.

         Borrower hereby represents and warrants to the Lenders that the following is a true and correct computation of the Borrowing Base as of the Computation Date:

A.       DC-9 Aircraft

         (1)      Appraisal Value of DC-9 aircraft and
                  engines listed on Schedule 1.1 of the
                  Credit Agreement                                   $
                                                                      ----------

         (2)      Less Appraisal Value of aircraft and
                  engines not meeting the specifications
                  of Eligible DC-9 Aircraft                 $
                                                             --------

         (3)      Appraisal Value of Eligible DC-9
                  Aircraft                                  $
                                                             --------

         (4)      51% of A(3)                                        $
                                                                      ----------

B.       Other Aircraft

         (1)      Appraisal Value of aircraft and engines
                  listed on Schedule 1.1 of the Credit
                  Agreement (other than DC-9 aircraft and
                  engines)                                  $
                                                             --------

         (2)      Less Appraisal Value of aircraft and
                  engines not meeting the specifications
                  of Eligible Other Aircraft                $
                                                             --------

         (3)      Appraisal Value of Eligible Other
                  Aircraft                                  $
                                                             --------

         (4)      75% of B(3)                                        $
                                                                      ----------

C.       Borrowing Base [A(4) plus B(4)]                             $
                                                                      ----------

D.       Revolving Loans

         (1)      The outstanding amount of all Revolving
                  Loans is                                  $
                                                             --------

         (2)      The amount, if any, of additional
                  Revolving Loans now applied for is        $
                                                             --------

         (3)      After such additional Revolving Loans
                  are made, the total of all outstanding
                  Revolving Loans will be                            $
                                                                      ----------

E.       LOC Obligations

         (1)      The outstanding amount of all LOC
                  Obligations is                            $
                                                             --------

         (2)      The amount, if any, of additional
                  Letters of Credit now applied for is      $
                                                             --------

         (3)      After such additional Letters of Credit
                  are issued, the total of all outstanding
                  LOC Obligations will be                            $
                                                                      ----------

F.       Swing Line Loans

         (1)      The outstanding amount of all Swing Line
                  Loans is                                  $
                                                             --------

         (2)      The amount, if any, of additional Swing
                  Line Loans now applied for is             $
                                                             --------

         (3)      After such additional Swing Line Loans
                  are made, the total of all outstanding
                  Swing Line Loans will be                           $
                                                                      ----------

G. AAL Reserve (insert $0.00 in G(1), G(2) and G(3) on and after the date when the Borrower shall have satisfied each of the requirements set forth in subsection (b) of the third sentence of Section 6.14; prior thereto insert the appropriate amounts therein)

         (1)      The outstanding amount of the AAL Loan
                  is                                        $
                                                             --------

         (2)      The amount, if any, of the AAL Prepayment
                  Premium is                                $
                                                             --------

         (3)      Total of G(1) plus G(2) is                         $
                                                                      ----------



H.       Total of D(3) plus E(3) plus F(3) plus G(3)                 $
                                                                      ----------


H does not exceed the lesser of C and the Commitment:       ____ Yes   ____ No


The Borrower hereby represents and warrants that, except as previously disclosed to the Agent in writing pursuant to Section 6.10 of the Credit Agreement:

         (i) no Default or Event of Default has occurred and is continuing;

         (ii) no event of any type described in such Section 6.10 of the Credit Agreement has occurred since the date of the Credit Agreement; and

         (iii) the representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all respects on the date hereof as if made on this date.

                                          MIDWEST EXPRESS HOLDINGS, INC.

                                          By:_____________________________
                                          Name Printed:___________________
                                          Title:__________________________

                                 EXHIBIT 4.1(m)

                        BORROWER'S COMPLIANCE CERTIFICATE


                     Computation Date: ______________, 19__


U.S. Bank National Association,
d/b/a Firstar Bank, N.A.
777 East Wisconsin Avenue
Milwaukee WI  53202

M&I Marshall & Ilsley Bank
770 North Water Street
Milwaukee WI  53202

Bank One, NA
111 East Wisconsin Avenue
Milwaukee WI  53202

Gentlemen:

         This certificate is delivered to you pursuant to a Credit Agreement dated as of August 31, 2001 (the "Credit Agreement") by and among Midwest Express Holdings, Inc. (the "Borrower"), U.S. Bank National Association, d/b/a Firstar Bank, N.A., M&I Marshall & Ilsley Bank, and Bank One, NA (collectively, the "Banks"). The defined terms in the Credit Agreement are used herein with the same meanings as specified in the Credit Agreement and all references to "Sections" are to Sections of the Credit Agreement.

         The Borrower hereby certifies and warrants to the Banks that the following are true and correct computations of the Borrower's Leverage Ratio, the Borrower's Fixed Charge Coverage Ratio and the Borrower's Net Worth as of the Computation Date:

I.       LEVERAGE RATIO (Section 6.11)

         Calculated as of each March 31, June 30, September 30 and December 31

         Rolling four-quarters basis covered ("Computation Period") from ___________, 200__ to latest quarter ending ____________, 200__ (the
"Computation Date")

         A. Numerator (Consolidated Funded Debt as of the Computation Date)

         (1) Consolidated Indebtedness of the Borrower and its Subsidiaries for borrowed money as of the Computation Date $__________

         (2) Purchase money Indebtedness of the Borrower and its
         Subsidiaries as of the Computation Date                     $__________

         (3) The principal portion of Capital Lease Obligations of
         the Borrower and its Subsidiaries as of the Computation
         Date                                                        $__________

         (4) LOC Obligations as of the Computation Date              $__________

         (5) The product of all rental expense of the Borrower
         and its Subsidiaries for aircraft for the twelve-month
         period ending on the Computation Date multiplied by six     $__________

         (6) Cash on hand in excess of $10,000,000 as of the
         Computation Date                                            $__________

         (7) Total of (1) plus (2) plus (3) plus (4) plus (5)
         minus (6)                                                   $_________

         B. Denominator (Consolidated EBITDAR for the Computation Period)

         (1) Consolidated Net Income for the Computation Period
         (excluding the asset impairment charge from June 30, 2001)  $__________

         (2) Consolidated Interest Expense for the Computation
         Period                                                      $__________

         (3) Provisions for federal, state or other income taxes
         of the Borrower and its Subsidiaries for the Computation
         Period                                                      $__________

         (4) Depreciation, amortization and other non-cash charges
         of the Borrower and its Subsidiaries for the Computation
         Period                                                      $__________

         (5) Rental expense of the Borrower and its Subsidiaries
         for aircraft for the Computation Period                     $__________

         (6) Total of (1) plus (2) plus (3) plus (4) plus (5)        $_________

         C. Ratio of I.A(7) to I.B(6) for the Computation
            Period                                                   ___ to 1.00

         D. Maximum Leverage Ratio permitted by Section 6.11         ___ to 1.00

II.      FIXED CHARGE COVERAGE RATIO (Section 6.12)

         Calculated as of each March 31, June 30, September 30 and December 31

         Rolling four-quarters Computation Period ending on the Computation Date

         A. Numerator (Consolidated EBITDAR for the Computation Period)

         (1) Consolidated Net Income for the Computation Period
         (excluding the asset impairment charge from June 30, 2001)  $__________

         (2) Consolidated Interest Expense for the Computation
         Period                                                      $__________

         (3) Provisions for federal, state or other income taxes of the Borrower and its Subsidiaries for the Computation
         Period                                                      $__________

         (4) Depreciation, amortization and other non-cash charges
         of the Borrower and its Subsidiaries for the Computation
         Period                                                      $__________

         (5) Rental expense of the Borrower and its Subsidiaries for
         aircraft for the Computation Period                         $__________

         (6) Total of (1) plus (2) plus (3) plus (4) plus (5)        $_________

         B. Denominator (Consolidated Fixed Charges for the
            Computation Period)

         (1) Consolidated Interest Expense for the Computation
         Period                                                      $__________

         (2) Provisions for federal, state or other income taxes of the Borrower and its Subsidiaries for the Computation
         Period                                                      $__________

         (3) Rental expense of the Borrower and its Subsidiaries for
         aircraft for the Computation Period                         $__________

         (4) Scheduled amortization of long-term debt of the the
         Borrower and its Subsidiaries for the Computation Period    $__________

         (5) Dividends on capital stock of the Borrower for the
         Computation Period                                          $__________

         (6) Total of (1) plus (2) plus (3) plus (4) plus (5)        $__________

         C. Ratio of II.A(6) to II.B(6) for the Computation Period   ___ to 1.00

         D. Minimum Consolidated Fixed Charge Coverage Ratio
            permitted by Section 6.12                                ___ to 1.00


III.     NET WORTH (Section 6.13)

         Calculated as of each March 31, June 30, September 30 and December 31

         A. Base Net Worth $110,000,000

         B. Cumulative Consolidated Net Income (being the sum of
            Consolidated Net Income computed since October 1, 2001
            pursuant to Section 6.13 of the Credit Agreement)        $__________

         C. Fifty Percent (50%) of III.B                             $__________

         D. Cumulative net cash proceeds from the issuance of
            equity securities by the Borrower since the Closing
            Date                                                     $__________

         E. Minimum Net Worth required by Section 6.13 III.A
            plus III.C plus III.D                                    $__________

         F. Actual Net Worth as of the Computation Date (as
            calculated in accordance with Attachment 1 hereto)       $__________


         The Borrower hereby also represents and warrants that, as of the close of the period covered in the most recent financial statements of the Borrower delivered pursuant to Section 6.4:

         (i) no condition or event has occurred which constitutes an Event of Default under the Credit Agreement or which, after notice or lapse of time or both, would constitute an Event of Default under the Credit Agreement; and

         (ii) the representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects on the date hereof as if made on this date [except as set forth below].

                                       MIDWEST EXPRESS HOLDINGS, INC.

                                       By:_____________________________
                                       Name Printed:___________________
                                       Title:__________________________

                                  Attachment 1


Actual Net Worth (Calculated as of each March 31, June 30, September 30 and December 31)

         A.   Assets

              the total of all assets properly appearing on the
              consolidated balance sheet of the Borrower and its
              Subsidiaries in accordance with GAAP                   $__________

         B.   Liabilities

              the total of all liabilities properly appearing on the consolidated balance sheet of the Borrower and its
              Subsidiaries in accordance with GAAP                   $__________

         C.   Net Worth as of  the Computation Date: A minus B       $__________

                                 EXHIBIT 10.6(c)

                         COMMITMENT TRANSFER SUPPLEMENT


         Reference is made to the Credit Agreement, dated as of August 31, 2001 (the "Credit Agreement") by and among Midwest Express Holdings, Inc. (the "Borrower"), U.S. Bank National Association, d/b/a Firstar Bank, N.A., M&I Marshall & Ilsley Bank, and Bank One, NA (collectively, the "Banks"). The defined terms in the Credit Agreement are used herein with the same meanings as specified in the Credit Agreement and all references to "Sections" are to Sections of the Credit Agreement.

         ___________________________ (the "transferor Lender") and
______________________ (the "Purchasing Lender") agree as follows:

         1. The transferor Lender hereby irrevocably sells and assigns to the Purchasing Lender without recourse to the transferor Lender, and the Purchasing Lender hereby irrevocably purchases and assumes from the transferor Lender without recourse to the transferor Lender, as of the Transfer Effective Date (as defined below), a ___% interest (the "Assigned Interest") in and to the transferor Lender's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on such Schedule 1.

         2. The transferor Lender (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto, other than that the transferor Lender has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their respective obligations under the Credit Agreement or any other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Agent exchange the attached Note for a new Note payable to the Purchasing Lender and (ii) if the transferror Lender has retained any interest in the Assigned Facility, requests that the Agent exchange the attached Note for a new Note payable to the transferor Lender, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Transfer Effective Date).

         3. The Purchasing Lender (a) represents and warrants that it is legally authorized to enter into this Commitment Transfer Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 6.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement;
(c) agrees that it will, independently and without reliance upon the transferor Lender, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to Section 3.9 of the Credit Agreement.

         4. The effective date of this Commitment Transfer Supplement shall be ________________ (the "Transfer Effective Date"). Following the execution of this Commitment Transfer Supplement, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to the Credit Agreement, effective as of the Transfer Effective Date (which shall not, unless otherwise agreed to by the Agent, be earlier than five Business Days after the date of such acceptance and recording by the Agent).

         5. Upon such acceptance and recording, from and after the Transfer Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, Fees and other amounts) to the Purchasing Lender whether such amounts have accrued prior to the Transfer Effective Date or accrue subsequent to the Transfer Effective Date. The transferor Lender and the Purchasing Lender shall make all appropriate adjustments in payments by the Agent for periods prior to the Transfer Effective Date or, with respect to the making of this assignment, directly between themselves.

         6. From and after the Transfer Effective Date, (a) the Purchasing Lender shall be a party to the Credit Agreement and, to the extent provided in this Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and shall be bound by the provisions thereof and (b) the transferor Lender shall, to the extent provided in this Commitment Transfer Supplement, relinquish its rights and be released from its obligations under the Credit Agreement.

         7. This Commitment Transfer supplement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.

         IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   SCHEDULE 1

                        TO COMMITMENT TRANSFER SUPPLEMENT
         RELATING TO THE CREDIT AGREEMENT, DATED AS OF AUGUST 31, 2001,
                                      AMONG
                MIDWEST EXPRESS HOLDINGS, INC. (THE "BORROWER"),
                            THE LENDERS PARTY THERETO
                                       AND
 U.S. BANK NATIONAL ASSOCIATION, D/B/A FIRSTAR BANK, N.A., AS AGENT FOR
                                   THE LENDERS
                         (IN SUCH CAPACITY, THE "AGENT")


Name of transferor Lender: ______________________________

Name of Purchasing Lender: ______________________________

Transfer Effective Date of Assignment: _____________________

Credit                     Principal                 Commitment Percentage
Facility Assigned          Amount Assigned           Assigned1
-----------------          ---------------           --------

--------------             $--------------           --------------------


[NAME OF PURCHASING LENDER]                  [NAME OF TRANSFEROR LENDER]


By _____________________________             By ________________________________
Name: ______________________________         Name: _____________________________
Title: ______________________________        Title: ____________________________


Accepted:

U.S. BANK NATIONAL ASSOCIATION, D/B/A FIRSTAR BANK, N.A., AS AGENT FOR THE
LENDERS


         By:_____________________________

         Name:___________________________

         Title: _________________________



--------
1 Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

                                           Consented to:

                                           MIDWEST EXPRESS HOLDINGS, INC.


                                           By:_____________________________
                                           Title:____________________________